UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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PIPER JAFFRAY COMPANIES

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800 Nicollet Mall, Suite 800
Mail Stop J09N05
Minneapolis, Minnesota 55402
612 303-6000

March 17, 2010

Dear Shareholders:

You are cordially invited to join us for our 2010 annual meeting of shareholders, which will be held on Wednesday, May 5, 2010, at 2:30 p.m., Central Time, in the Huber Room on the 12th floor of our Minneapolis headquarters in the U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota. The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting.

We are pleased to inform you that, for the second consecutive year, we are furnishing our proxy materials to you over the Internet, which will reduce our costs and the environmental impact of our annual meeting. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to you, which contains instructions on how to access our proxy statement and annual report and vote online. The Notice of Availability also contains instructions on how to request a printed set of proxy materials.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote your shares promptly. You may vote your shares using a toll-free telephone number or the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the Notice of Availability and the proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,

Andrew S. Duff
Chairman and Chief Executive Officer

800 Nicollet Mall, Suite 800
Mail Stop J09N05
Minneapolis, Minnesota 55402
612 303-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Wednesday, May 5, 2010, at 2:30 p.m., Central Time

Place:	The Huber Room in our Minneapolis Headquarters 12th Floor, U.S. Bancorp Center 800 Nicollet Mall Minneapolis, MN 55402

Items of Business:	1. The election of nine directors, each for a one-year term.

2. Ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the fiscal year ending December 31, 2010.

3. Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on March 9, 2010.

Voting by Proxy:	Whether or not you plan to attend the annual meeting, please vote your shares by proxy to ensure they are represented at the meeting. You may submit your proxy vote by telephone or Internet, as described in the Notice of Internet Availability of Proxy Materials and the following proxy statement, by no later than 11:59 p.m. Eastern Daylight Time on Tuesday, May 4, 2010. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. The envelope is addressed to our vote tabulator, Broadridge Financial Solutions, Inc., and no postage is required if mailed in the United States.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting to be held on May 5, 2010

Our proxy statement and 2009 annual report are available at www.piperjaffray.com/proxymaterials

By Order of the Board of Directors

James L. Chosy
Secretary

March 17, 2010

PROXY STATEMENT

i

ii

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 5, 2010

The Board of Directors of Piper Jaffray Companies is soliciting proxies for use at the annual meeting of shareholders to be held on May 5, 2010, and at any adjournment or postponement of the meeting. Notice of Internet Availability of Proxy Materials, which contains instructions on how to access this proxy statement and our annual report online, is first being mailed to shareholders on or about March 17, 2010.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders, and management will report on matters of current interest to our shareholders and respond to questions from our shareholders. The matters outlined in the notice include the election of directors and the ratification of the selection of our independent auditor for 2010.

Who is entitled to vote at the meeting?

The Board has set March 9, 2010 as the record date for the annual meeting. If you were a shareholder of record at the close of business on March 9, 2010, you are entitled to vote at the meeting. As of the record date, 20,771,803 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 20,771,803 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers have been designated as proxies for our 2010 annual meeting of shareholders. These executive officers are James L. Chosy and Debbra L. Schoneman.

What is a proxy statement?

It is a document that we are required to make available to you by Internet or, if you request, by mail in accordance with regulations of the Securities and Exchange Commission, when we ask you to designate proxies to vote your shares of Piper Jaffray Companies common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the Securities and Exchange Commission and rules of the New York Stock Exchange.

Why did I receive a one-page Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission rules, we have elected to provide access to our proxy materials over the Internet, which reduces our costs and the environmental impact of our annual meeting. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners who have not previously requested a printed set of proxy materials. The Notice of Availability contains instructions on how to access our proxy statement and annual report and vote online, as well as instructions on how to request a printed set of proxy materials.

How can I get electronic access to the proxy materials if I don’t already receive them via e-mail?

To get electronic access to the proxy materials, you will need your control number, which was provided to you in the Notice of Internet Availability of Proxy Materials or the proxy card included in your printed set of proxy materials. Once you have your control number, you may either go to www.proxyvote.com and enter your control number when prompted, or send an e-mail requesting electronic delivery of the materials to sendmaterial@proxyvote.com.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How do I submit my proxy?”

How do I submit my proxy?

If you are a shareholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:

•	through the Internet using www.proxyvote.com;

•	over the telephone by calling a toll-free number; or

•	if you receive a paper copy of the proxy card after requesting the proxy materials by mail, you may sign, date and mail the proxy card.

To vote by telephone or Internet, you will need to use a control number that was provided to you by our vote tabulator, Broadridge Financial Solutions, and then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee, which is similar to the voting procedures for shareholders of record. However, if you request the proxy materials by mail after receiving a Notice of Internet Availability of Proxy Materials from your broker, bank, trust or other nominee, you will receive a voting instruction form (not a proxy card) to use in directing the broker, bank, trust or other nominee how to vote your shares.

How do I vote if I hold shares in the Piper Jaffray Companies Retirement Plan or U.S. Bancorp 401(k) Savings Plan?

If you hold shares of Piper Jaffray common stock in the Piper Jaffray Companies Retirement Plan or U.S. Bancorp 401(k) Savings Plan, the submission of your proxy by Internet or telephone or your completed proxy card will serve as voting instructions to the respective plan’s trustee. Your voting instructions must be received at least five days prior to the annual meeting in order to count. In accordance with the terms of the Piper Jaffray Companies Retirement Plan and U.S. Bancorp 401(k) Savings Plan, the trustee of each plan will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least five days prior to the annual meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or printed set of proxy materials, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, vote once for each control number you receive as described above under “How do I submit my proxy?”

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in the Piper Jaffray Companies Retirement Plan or U.S. Bancorp 401(k) Savings Plan, you may submit voting instructions as described above, but you may not vote your Piper Jaffray shares held in the Piper Jaffray Companies Retirement Plan or U.S. Bancorp 401(k) Savings Plan in person at the meeting.

How does the Board recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the nominees for director; and

•	FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the year ending December 31, 2010.

What if I do not specify how I want my shares voted?

If you are a shareholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares as follows:

•	FOR all of the nominees for director; and

•	FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the year ending December 31, 2010.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the shareholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. With respect to the election of the nominees for director, the rules do not permit member brokers to exercise voting discretion as to the uninstructed shares. The 2010 annual meeting of shareholders will be our first annual meeting at which member brokers will not be permitted to exercise voting discretion for the election of directors due to a recent amendment to the New York Stock Exchange rules. With respect to the ratification of the selection of Ernst & Young as our independent auditor for the year ending December 31, 2010, the rules permit member brokers (other than our broker-dealer subsidiary, Piper Jaffray & Co.) to exercise voting discretion as to the uninstructed shares. For matters with respect to which the broker, bank or other nominee does not have voting discretion or has, but does not exercise, voting discretion, the uninstructed shares will be referred to as a “broker non-vote.” For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”

Our broker-dealer subsidiary, Piper Jaffray & Co., is a member broker of the New York Stock Exchange and may be a shareholder of record with respect to shares of our common stock held in street name on behalf of Piper Jaffray & Co. clients. Because Piper Jaffray & Co. is our affiliate, New York Stock Exchange rules prohibit Piper Jaffray & Co. from voting uninstructed shares even on routine matters. Instead, Piper Jaffray & Co. may vote uninstructed shares on such matters only in the same proportion as the shares represented by the votes cast by all shareholders of record with respect to such matters.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by submitting a later-dated proxy by Internet or telephone before 11:59 p.m. Eastern Daylight Time on Tuesday, May 4, 2010;

•	by submitting a later-dated proxy to the corporate secretary of Piper Jaffray Companies, which must be received by us before the time of the annual meeting;

•	by sending a written notice of revocation to the corporate secretary of Piper Jaffray Companies, which must be received by us before the time of the annual meeting; or

•	by voting in person at the meeting.

What vote is required to approve each item of business included in the notice of meeting?

The nine director nominees who receive the most votes cast at the meeting in person or by proxy will be elected. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditor.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each director nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposal. If you properly submit your proxy but withhold authority to vote for one or more director nominees or abstain from voting on the other proposal, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting or withheld authority to vote. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”

If you withhold authority to vote for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. With respect to the proposal to ratify the selection of Ernst & Young LLP as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote.

How can I attend the meeting?

All of our shareholders are invited to attend the annual meeting. You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership. To help us plan for the meeting, please let us know whether you expect to attend, by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on the proxy card.

Who pays for the cost of proxy preparation and solicitation?

Piper Jaffray pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

ITEM 1 — ELECTION OF DIRECTORS

The number of directors currently serving on our Board of Directors is nine. At the 2010 annual meeting, our shareholders will be asked to vote to elect the entire Board.

Andrew S. Duff, Michael R. Francis, Virginia Gambale, B. Kristine Johnson, Addison L. Piper, Lisa K. Polsky, Frank L. Sims, Jean M. Taylor and Michele Volpi have been nominated for reelection to the Board to serve until our 2011 annual meeting of shareholders or until their successors are elected and qualified. Each of the nominees has agreed to serve as a director if elected. The nine nominees receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. Proxies may not be voted for more than nine directors. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our Board of Directors.

The Board of Directors recommends a vote FOR the election of the nine director nominees. Proxies will be voted FOR the election of the nine nominees unless otherwise specified.

Following is biographical information for each of the nominees for election as a director.

ANDREW S. DUFF:  Age 52, chairman and chief executive officer since December 31, 2003. Mr. Duff became chairman and chief executive officer of Piper Jaffray Companies following completion of our spin-off from U.S. Bancorp on December 31, 2003. He has served as chairman of our broker-dealer subsidiary since 2003, as chief executive officer of our broker-dealer subsidiary since 2000 and as president of our broker-dealer subsidiary since 1996. He has been with Piper Jaffray since 1980. Prior to the spin-off from U.S. Bancorp, Mr. Duff also was a vice chairman of U.S. Bancorp from 1999 through 2003.

MICHAEL R. FRANCIS:  Age 47, director since December 31, 2003. Mr. Francis is executive vice president and chief marketing officer for Target Corporation, a position he has held since August 2008. Target Corporation operates Target-brand general merchandise discount stores and an online business, Target.com. Mr. Francis began his career with Marshall Field’s department stores in 1985 and has been with Target Corporation since its acquisition of Marshall Field’s in 1990. He previously served Target Corporation as executive vice president, marketing from 2003 until August 2008, senior vice president, marketing from 2001 to 2003, and as senior vice president, marketing and visual presentation of the department store division from 1995 to 2001. Prior to that, he held a variety of positions within Target Corporation. Mr. Francis served as a director of Lenox Group, Inc. (formerly known as Department 56, Inc.), a publicly traded company, from July 2001 through September 2005.

VIRGINIA GAMBALE:  Age 50, director since September 22, 2009. Ms. Gambale has been a managing partner of Azimuth Partners LLC since she founded the company in 2003. Azimuth Partners operates globally as an investor and advisor, developing growth strategies and business partnerships, and orchestrating exits for technology and business service companies. Prior to founding Azimuth Partners, Ms. Gambale was a partner at Deutsche Bank Capital and ABS Ventures from 1999 to 2003. She has held the position of chief information officer at both Merrill Lynch and at Bankers Trust Alex. Brown, where she also served on the management committee. Ms. Gambale is a member of the board of directors of JetBlue Airways Corporation, and within the past five years has served as a director of Motive, Inc., while Motive was a publicly traded company.

B. KRISTINE JOHNSON: Age 58, director since December 31, 2003. Since 2000, Ms. Johnson has been president of Affinity Capital Management, a Minneapolis-based venture capital firm that invests primarily in seed and early-stage health care companies in the United States. Ms. Johnson served as a consultant to Affinity Capital Management in 1999. Prior to that, she was employed for 17 years at Medtronic, Inc., a manufacturer of cardiac pacemakers, neurological and spinal devices and other medical products, serving most recently as senior vice president and chief administrative officer from 1998 to 1999. Her experience at Medtronic also included service as president of the vascular business and president of the tachyarrhythmia management business, among other roles. Ms. Johnson served as director of ADC Telecommunications, Inc. from 1990 through 2006.

ADDISON L. PIPER:  Age 63, director since December 31, 2003. Mr. Piper retired from Piper Jaffray effective at the end of 2006, having served as vice chairman of Piper Jaffray Companies since the completion of our spin-off from U.S. Bancorp on December 31, 2003. He worked for Piper Jaffray from 1969 through 2006, serving as assistant equity syndicate manager, director of securities trading and director of sales and marketing. He served as chief executive officer from 1983 to 2000 and as chairman from 1988 to 2003. From 1998 through August 11, 2006, Mr. Piper had responsibility for our venture and private capital fund activities. Mr. Piper also is a member of the board of directors of Renaissance Learning Corporation.

LISA K. POLSKY:  Age 53, director since May 2, 2007. In February 2009, Ms. Polsky joined Jane Street Capital, LLC, a New York-based quantitative proprietary trading firm. From March 2008 until joining Jane Street Capital, she served as partner and head of global investment solutions for Duff Capital Advisors, which provided portfolio solutions to funding liabilities and fulfilling investment needs, particularly in the retirement space. She previously served as the president of Polsky Partners, a New York-based consulting firm specializing in hedge fund allocation, risk management and valuation policy, which she founded in 2002. Ms. Polsky also has served as managing director, head of client financing services and head of leveraged client channel with Merrill Lynch & Co., Inc. from 2000 to 2002, and as managing director, chief risk officer, head of risk policy, chief derivative strategist and head of product development at Morgan Stanley DW Inc. from 1996 to 2000.

FRANK L. SIMS:  Age 59, director since December 31, 2003. Mr. Sims retired from Cargill, Inc. effective at the end of 2007, having served as corporate vice president, transportation and product assurance and a member of the management corporate center since July 2000. Cargill is a marketer and distributor of agricultural and industrial products and services. Mr. Sims had responsibility for global transportation and supply chain solutions and served as a member of the risk management and financial solutions platform. He joined Cargill in 1972 and served in a number of executive positions, including president of Cargill’s North American Grain Division from 1998 to 2000. Mr. Sims is a member of the board of directors of PolyMet Mining Corp., and he served as a member of the board of directors of Tennant Company from 1999 through 2007.

JEAN M. TAYLOR:  Age 47, director since July 27, 2005. Ms. Taylor is the president and chief executive officer of Taylor Corporation, positions she has held since 2001 and 2007, respectively. Taylor Corporation is a privately held group of approximately 80 affiliated entrepreneurial companies engaged in marketing, fulfillment, personalization and printing services. These businesses operate throughout North America, Europe and Australia and together employ more than 15,000 employees. Ms. Taylor joined Taylor Corporation in 1994 as vice president and served as executive vice president from 1999 to 2001.

MICHELE VOLPI:  Age 46, director since February 3, 2010. Mr. Volpi is the president and chief executive officer of H.B. Fuller Company, a position he has held since December 2006. H.B. Fuller and its subsidiaries manufacture and market adhesives and specialty chemical products worldwide. Prior to becoming president and chief executive officer, he was group president, general manager of the global adhesives division of H.B. Fuller from December 2004 to December 2006. Prior to that position, he served as global strategic business unit manager, assembly for H.B. Fuller from June 2002 to December 2004. From 1999 to June 2002, Mr. Volpi served as general manager, marketing for General Electric Company. Mr. Volpi is also a member of the board of directors of H.B. Fuller.

Each nominee brings unique capabilities to the Board. The Board believes the nominees as a group have the experience and skills in areas such as general business management, corporate governance, leadership development, investment banking, finance and risk management that are necessary to effectively oversee our company. In addition, the Board believes that each of our directors possesses high standards of ethics, integrity and professionalism, sound judgment, community leadership and a commitment to representing the long-term interests of our shareholders. The following is information as to why each nominee should serve as a director of our company:

•	Mr. Duff has been our chairman and chief executive officer since our spin-off from U.S. Bancorp in 2003, and has 30 years of experience in the capital markets industry with Piper Jaffray. The Board believes he has the knowledge of our company and its business necessary to help formulate and execute our business plans and growth strategies.

•	Mr. Francis serves as executive vice president and chief marketing officer for Target Corporation, a Fortune 50 public company based in Minnesota. As an executive officer of one of the largest public companies in the United States, he brings uniquely-suited management experience to the Board as well as extensive marketing knowledge and expertise from his 24 years in the retail industry. Mr. Francis also has prior experience as a public company director.

•	Ms. Gambale has spent most of her career in the financial services industry, having served as chief information officer for both Bankers Trust Alex. Brown and Merrill Lynch. In addition to her deep knowledge of technology in the financial services industry, she has valuable investment experience serving as managing partner of a strategic and advisory firm in the field of technology and data communications solutions and from her former role as a partner at Deutsche Bank Capital and ABS Ventures. Ms. Gambale also has experience as a public company director, currently serving on the board of directors of JetBlue Airways.

•	Ms. Johnson has extensive experience in both the health care industry and the venture capital business, with the health care industry being one of our primary areas of focus. She has served as president of a venture capital firm investing in health care companies and as a senior officer in various roles at Medtronic, a global leader in medical technology and a Minnesota-based public company. Her deep ties to the health care industry and the venture capital business provide the Board with valuable insights and knowledge, both from a client and public company perspective.

Ms. Johnson also has prior experience as a public company director in the telecommunications and industrial manufacturing industries.

•	Mr. Piper has been a part of our company since 1969, serving in many roles including chief executive officer from 1983 to 2000 and vice chairman following our spin-off from U.S. Bancorp until his retirement. His experience with the company provides deep institutional knowledge as well as a comprehensive understanding of the financial services industry. Mr. Piper also has experience as a public company director, currently serving on the board of directors of Renaissance Learning, an education software company.

•	Ms. Polsky has extensive experience in the financial services industry, having served as a managing director at both Morgan Stanley and Merrill Lynch in the areas of risk management and derivatives. At Morgan Stanley, she served as chief risk officer, among other roles, which provided her with valuable experience and insights relevant to the current economic climate. Ms. Polsky’s significant financial experience caused the Board to determine that she is an audit committee financial expert under applicable rules of the Securities and Exchange Commission. Ms. Polsky also has experience as a public company director, having served on the board of directors of thinkorswim Group Inc, an online brokerage specializing in options, from 2007 until its sale to TD Ameritrade in June 2009.

•	Mr. Sims has significant management, financial, and risk management knowledge and experience gained from his role as a senior executive of Cargill, a large, diversified, international company. He has served as chairman of the Federal Reserve Bank of Minneapolis and has current and prior experience as a public company director. His leadership experience as an executive of one of the country’s largest private companies and his considerable experience in oversight roles as a director, provides valuable experience, insight and judgment to the Board. The Board also determined that Mr. Sims is an audit committee financial expert under applicable rules of the Securities and Exchange Commission.

•	Ms. Taylor has extensive management and financial experience as president and chief executive officer of Taylor Corporation, one of the largest privately held companies in the United States. She also has a thorough understanding of leadership development and employee relations, which has benefited the Board and management in shaping the company’s culture.

•	Mr. Volpi’s role as president and chief executive officer and a director of H.B. Fuller, a Minnesota-based public company, provides valuable perspective to the Board and Mr. Duff, our chairman and chief executive officer. Mr. Volpi also has deep experience in international operations, a primary focus area of our business and strategy.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Compensation, and Nominating and Governance. Each of the standing committees has adopted and operates under a written charter, all of which are available on our website at www.piperjaffray.com. Other corporate governance documents available on our website include our Corporate Governance Principles, Director Independence Standards, Director Nominee Selection Policy, Procedures for Contacting the Board of Directors, Codes of Ethics and Business Conduct, and Complaint Procedures Regarding Accounting and Auditing Matters.

Codes of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct applicable to our employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions, and a separate Code of Ethics and Business Conduct applicable to our directors. Directors who also serve as officers of Piper Jaffray must comply with both codes. Both codes are available on our website at www.piperjaffray.com. We will post on our website at

www.piperjaffray.com or file a Form 8-K with the Securities and Exchange Commission disclosing any amendment to, or waiver from, a provision of either of our Codes of Ethics and Business Conduct within four business days following the date of such amendment or waiver.

Director Independence

Under applicable rules of the New York Stock Exchange, a majority of the members of our Board of Directors must be independent, and no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with Piper Jaffray. To assist the Board with these determinations, the Board has adopted Director Independence Standards, which are available on our website at www.piperjaffray.com.

The Board has affirmatively determined, in accordance with our Director Independence Standards, that other than Mr. Piper (a former executive officer) none of our non-employee directors has a material relationship with Piper Jaffray and that each of them is independent. Also, Samuel L. Kaplan, who resigned from the Board effective September 24, 2009 in connection with his appointment as U.S. Ambassador to Morocco, was independent during the time he served as a director in 2009. As of March 1, 2010, Mr. Piper became eligible to be determined to be independent because three years had passed since he retired from his officer position with Piper Jaffray and since he received more than $120,000 in direct compensation from us during a twelve-month period (other than compensation for his service as a director). The Board intends to review Mr. Piper’s independence in light of this development during 2010.

When determining the independence of our independent directors, the Board considered the following types of transactions or arrangements: (i) with respect to Messrs. Francis, Ms. Johnson, Ms. Taylor and Ms. Polsky, the Board considered commercial relationships between Piper Jaffray and companies with which each of those directors is associated or an immediate family member of the director is associated that are deemed to be immaterial under our Director Independence Standards; (ii) with respect to Messrs. Francis and Sims and Ms. Johnson and Ms. Taylor, the Board considered relationships between Piper Jaffray and charitable foundations or other non-profit organizations with which each of those directors or an immediate family member of the director is associated and that are deemed to be immaterial under our Director Independence Standards; and (iii) with respect to Ms. Johnson, the Board considered our employment of one of her relatives and determined the relationship to be immaterial given the nature of the family relationship and the position involved.

Mr. Duff cannot be considered an independent director under New York Stock Exchange corporate governance rules because he is employed as our chief executive officer.

Board Leadership Structure and Lead Director

Since our spin-off from U.S. Bancorp, Mr. Duff has served in the combined roles of chairman and chief executive officer. In 2006, the Board appointed Samuel L. Kaplan to serve as the lead director of the Board, a position he held until he resigned from the Board in 2009. Mr. Francis currently serves as the lead director. The lead director has the following duties and responsibilities, as described in our Corporate Governance Principles:

•	presides at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors, and coordinates the agenda for and moderates these executive sessions;

•	serves formally as a liaison between the chief executive officer and the independent directors;

•	monitors Board meeting schedules and agendas to ensure that appropriate matters are covered and that there is sufficient time for discussion of all agenda items;

•	monitors information sent to the Board and advises the chairman as to the quality, quantity and timeliness of the flow of information;

•	has authority to call meetings of the independent directors; and

•	if requested by major shareholders, makes himself available for consultation and direct communication.

We believe that Mr. Duff’s combined service as chairman and chief executive officer creates unified leadership for the Board and the company, with one cohesive vision for our organization. This leadership structure, which is common among U.S.-based publicly traded companies, demonstrates to our clients, employees and shareholders that the company is under strong leadership. As chairman and chief executive officer, Mr. Duff helps shape the strategy ultimately set by the entire Board and also leverages his operational experience to balance growth and risk management. We believe the oversight provided by the Board’s independent directors, the work of the Board’s committees described below and the coordination between the chief executive officer and the independent directors conducted by the lead director help provide effective oversight of our company’s strategic plans and operations. We believe having one person serve as chairman and chief executive officer is in the best interests of our company and our shareholders at this time.

Board Involvement in Risk Oversight

The company’s management is responsible for defining the various risks facing the company, formulating risk management policies and procedures, and managing the company’s risk exposures on a day-to-day basis. The Board’s responsibility is to monitor the company’s risk management processes by informing itself concerning the company’s material risks and evaluating whether management has reasonable controls in place to address the material risks; the Board is not responsible, however, for defining or managing the company’s various risks. The Audit Committee of the Board of Directors is primarily responsible for monitoring management’s responsibility in the area of risk oversight, and risk management is a factor the Board and the Nominating and Governance Committee consider when determining which directors serve on the Audit Committee. Accordingly, management regularly reported to the Audit Committee on risk management during 2009. The Audit Committee, in turn, reports on the matters discussed at the committee level to the full Board. The Audit Committee and the full Board focus on the material risks facing the company, including operational, market, credit, liquidity, legal and regulatory risks, to assess whether management has reasonable controls in place to address these risks. In addition, the Compensation Committee is charged with reviewing and discussing with management whether the company’s compensation arrangements are consistent with effective controls and sound risk management. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Meetings of the Outside Directors

At both the Board and committee levels, our non-employee directors meet regularly in executive sessions in which Mr. Duff and other members of management do not participate. Mr. Francis, our lead director, serves as the presiding director at executive sessions of the Board, and the chairperson of each committee serves as the presiding director at executive sessions of that committee. At least once annually, our independent directors meet in an executive session without the directors who are not independent under New York Stock Exchange Rules.

Committees of the Board

We have three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The table below shows the membership of these committees (Mr. Volpi’s service on the Compensation Committee commences May 5, 2010):

Nominating and
	Audit	Compensation	Governance
Director	Committee	Committee	Committee

Michael R. Francis			Chair
Virginia Gambale	X
B. Kristine Johnson			X
Lisa K. Polsky	X	Chair
Frank L. Sims	Chair	X
Jean M. Taylor		X	X
Michele Volpi		X

Audit Committee

The Audit Committee’s purpose is to oversee the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our internal audit function and independent auditor, and compliance with legal and regulatory requirements. The Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. As discussed above, the Audit Committee is primarily responsible for monitoring management’s responsibility in the area of risk oversight. The Audit Committee also meets with management and the independent auditor to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in the proxy statement.

The responsibilities of the Audit Committee are more fully described in the Committee’s charter. The Audit Committee met ten times during 2009. The Board has determined that all members of the Audit Committee are independent (as that term is defined in the applicable New York Stock Exchange rules and in regulations of the Securities and Exchange Commission), that all members are financially literate and have the accounting or related financial expertise required by the New York Stock Exchange rules, and that each of Mr. Sims and Ms. Polsky is an “audit committee financial expert” as defined by regulations of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of the executive officers, oversees succession planning for the executive officers jointly with the Nominating and Governance Committee and ensures that our compensation and employee benefit programs are aligned with our compensation and benefits philosophy. These responsibilities also include reviewing and discussing with management whether the company’s compensation arrangements are consistent with effective controls and sound risk management. The Committee has full discretion to determine the amount of compensation to be paid to the executive officers. The Committee also has sole authority to evaluate the chief executive officer’s performance and determine the compensation of the chief executive officer based on this evaluation. The Committee is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to our non-employee directors, for reviewing and approving the establishment of broad-based incentive compensation, equity-based, retirement or other material employee benefit plans, and for discharging any duties under the terms of these plans.

The Committee has delegated authority to our chief executive officer under our 2003 Annual and Long-Term Incentive Plan (the “Incentive Plan”) to allocate awards to employees (other than our executive officers) in connection with our annual equity grants made in the first quarter of each year. The annual equity grants are part of the payment of incentive compensation for the preceding year. Under this delegated authority, the Committee approves the aggregate amount of equity to be awarded to all employees other than executive officers, and the chief executive officer approves the award recipients and specific amount of equity to be granted to each recipient. All other terms of the awards are determined by the Committee. The Committee also has delegated authority to the chief executive officer to grant equity awards to employees other than executive officers in connection with recruiting, retention and significant promotions. This delegation permits the chief executive officer to determine the recipient of the award as well the type and amount of the award, subject to an annual share limitation set by the Committee each year. All awards granted pursuant to this delegated authority must be made in accordance with our equity grant timing policy described below in “Compensation Discussion and Analysis — Equity Grant Timing Policy.” All other terms of the awards are determined by the Committee.

The work of the Committee is supported by our chief administrative officer and our Human Resources department. These personnel work closely with the chief executive officer and, as appropriate, the chief financial and accounting officers and the general counsel, to prepare and present information and recommendations for review and consideration by the Committee, as described below under “Compensation Discussion and Analysis — Setting Compensation — Involvement of Executive Officers.”

In 2009, the Compensation Committee engaged an independent outside compensation consultant, Towers Perrin, to provide peer group analyses, competitive assessments, program design recommendations and advice to the Committee, as described below under “Compensation Discussion and Analysis — Setting Compensation — Compensation Consultant.”

The Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the Compensation Discussion and Analysis in our annual proxy statement. The responsibilities of the Compensation Committee are more fully described in the Committee’s charter. For more information regarding the Committee’s process in setting compensation, please see “Compensation Discussion and Analysis — Setting Compensation” below. The Compensation Committee met seven times during 2009. The Board has determined that all members of the Compensation Committee are independent (as that term is defined in applicable New York Stock Exchange rules).

Nominating and Governance Committee

The Nominating and Governance Committee identifies and recommends individuals qualified to become members of the Board of Directors and recommends to the Board sound corporate governance principles and practices for Piper Jaffray. In particular, the Committee assesses the independence of our Board members, identifies and evaluates candidates for nomination as directors, responds to director nominations submitted by shareholders, recommends the slate of director nominees for election at the annual meeting of shareholders and candidates to fill vacancies between annual meetings, recommends qualified members of the Board for membership on committees, oversees the director orientation and continuing education programs, reviews the Board’s committee structure, reviews and assesses the adequacy of our Corporate Governance Principles, evaluates the annual evaluation process for the chief executive officer, the Board and Board committees, and oversees the succession planning process for the executive officers jointly with the Compensation Committee. The Nominating and Governance Committee also oversees administration of our related person transaction policy and reviews the transactions submitted to it pursuant to such policy. The responsibilities of the Nominating and Governance Committee are more fully described in the Committee’s charter. The Nominating and Governance Committee met four times during 2009. The Board has determined that all members of the Nominating and Governance Committee are independent (as that term is defined in applicable New York Stock Exchange rules).

Meeting Attendance

Our Corporate Governance Principles provide that our directors are expected to attend meetings of the Board and of the committees on which they serve, as well as our annual meeting of shareholders. Our Board of Directors held ten meetings during 2009. Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served during 2009. Attendance at our Board and committee meetings during 2009 averaged 95.9% for our directors as a group, and all of our directors who were members of the Board at the time of the 2009 annual meeting of shareholders attended the meeting.

Procedures for Contacting the Board of Directors

The Board has established a process for shareholders and other interested parties to send written communications to the Board or to individual directors. Such communications should be sent by U.S. mail to the attention of the Office of the Secretary, Piper Jaffray Companies, 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, Minnesota 55402. Communications regarding accounting and auditing matters will be handled in accordance with our Complaint Procedures Regarding Accounting and Auditing Matters. Other communications will be collected by the secretary of the company and delivered, in the form received, to the lead director or, if so addressed, to a specified director.

Procedures for Selecting and Nominating Director Candidates

The Nominating and Governance Committee will consider director candidates recommended by shareholders and has adopted a policy that contemplates shareholders recommending and nominating director candidates. A shareholder who wishes to recommend a director candidate for nomination by the Board at the annual meeting of shareholders or for vacancies on the Board that arise between shareholder meetings must timely provide the Nominating and Governance Committee with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our bylaws, our Corporate Governance Principles and our Director Nominee Selection Policy described below. Such documentation and the name of the director candidate must be sent by U.S. mail to the Chairperson, Nominating and Governance Committee, c/o the Office of the Secretary, Piper Jaffray Companies, 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, Minnesota 55402.

Alternatively, shareholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article II, Section 2.4 of our bylaws, and with the rules and regulations of the Securities and Exchange Commission. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a shareholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice delivered to, or mailed and received at, our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of shareholders. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

As required by our Corporate Governance Principles and our Director Nominee Selection Policy, when evaluating the appropriate characteristics of candidates for service as a director, the Nominating and Governance Committee takes into account many factors. At a minimum, director candidates must demonstrate high standards of ethics, integrity and professionalism, independence, sound judgment, community leadership and meaningful experience in business, law or finance or other appropriate endeavor. Candidates also must be committed to representing the long-term interests of our shareholders. In addition to these minimum qualifications, the Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and financial expertise, experience as a director of a public company, and diversity. The Board considers a number of factors in its evaluation of diversity, including geography, age, gender, and ethnicity. Based on these factors and the qualifications and background of each director, the Board believes that its current composition is diverse. As indicated above, diversity is one factor in the total mix of information the Board considers when evaluating director candidates. The Committee will reassess the qualifications of a director, including the director’s attendance, involvement at Board and committee meetings and contribution to Board diversity, prior to recommending a director for reelection.

Compensation Program for Non-Employee Directors

During 2009, directors who were not Piper Jaffray employees received an annual cash retainer of $50,000 for service on our Board and Board committees. No separate meeting fees were paid. The lead director and the chairperson of the Audit Committee each received an additional annual cash retainer of $8,000. The chairperson of each other standing committee of the Board each received an additional annual cash retainer of $5,000. In addition to the cash retainer, we granted equity awards to our non-employee directors to further align their interests with those of our shareholders. We granted non-employee directors who continued their service on the Board following our 2009 annual meeting of shareholders 1,000 shares of our common stock on the date of the annual meeting. Ms. Gambale, who joined our Board in September, received a pro rata annual cash retainer and a pro rata annual equity award based on our 2009 non-employee director compensation policy. She also received an initial equity grant of $60,000, which corresponds with our 2010 director compensation program.

For 2010, non-employee directors will receive a $60,000 annual cash retainer for service on our Board and Board committees. Also, the lead director and the chairperson of the Audit Committee each receives an additional annual cash retainer of $20,000, the chairperson of the Compensation Committee receives an additional annual cash retainer of $10,000, and the chairperson of the Nominating and Governance Committee receives an additional annual cash retainer of $5,000. Equity awards under the 2010 program consist of a grant of stock on the date of a director’s initial election or appointment to the Board for a number of shares determined by dividing $60,000 by the closing price of our common stock on the date of initial election or appointment. Directors whose service on the Board continues following each annual meeting of our stockholders will receive an additional grant of shares of our common stock for a number of shares determined by dividing $60,000 by the closing price of our common stock on the date of the annual meeting. All equity awards granted to our non-employee directors are granted under the Incentive Plan. Non-employee directors who join our Board after the first month of a calendar year are paid a pro rata annual retainer and awarded a pro rata equity award based on the period they serve as a director during the year.

Our non-employee directors may participate in the Piper Jaffray Companies Deferred Compensation Plan for Non-Employee Directors, which was designed to facilitate increased equity ownership in the company. The plan permits our non-employee directors to defer all or a portion of the cash payable to them and shares of common stock granted to them for service as a director of Piper Jaffray for any calendar year. All cash amounts and share grants deferred by a participating director are credited to a recordkeeping account and deemed invested in shares of our common stock as of the date the deferred fees otherwise would have been paid or the shares otherwise would have been issued to the director. This deemed investment is measured in phantom stock, and no shares of common stock are reserved, repurchased or issued pursuant to the plan. With respect to cash amounts that have been deferred, the fair market value of all phantom stock credited to a director’s account will be paid out to the director (or, in the event of the director’s death, to his or her beneficiary) in a single lump-sum cash payment following the director’s cessation of service. The amount paid out will be determined based on the fair market value of the stock on the last day of the year in which the director’s service with us terminates. Share amounts that have been deferred will be paid out to the director (or, in the event of the director’s death, to his or her beneficiary) in the form of shares of common stock in an amount equal to the full number of shares credited to the non-employee director’s account as of the last day of the year in which the cessation of service occurred. Directors who elect to participate in the plan are not required to pay income taxes on amounts or grants deferred but will instead pay income taxes on the amount of the lump-sum cash payment paid to the director (or beneficiary) at the time of such payment. Our obligations under the plan are unsecured general obligations to pay in the future the value of the participant’s account pursuant to the terms of the plan.

Non-employee directors also may participate in our charitable gift matching program, pursuant to which we will match a director’s gifts to eligible organizations dollar for dollar from a minimum of $50 up to an aggregate maximum of $1,500 per year. In addition, our non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their service on the Board and committees of the Board. Employees of Piper Jaffray who also serve as directors receive compensation for their service as employees, but they do not receive any additional compensation for their service as directors. No other compensation is paid to our Board members in their capacity as directors. Non-employee directors do not participate in our employee benefit plans.

The following table contains compensation information for our non-employee directors for the year ended December 31, 2009. Mr. Volpi became a director in 2010 and therefore did not receive any compensation for 2009. Mr. Kaplan served as a director until September 24, 2009.

Non-Employee Director Compensation for 2009

	Fees Earned or Paid in Cash
	Annual		Additional		Stock		All Other
	Retainer		Retainer		Awards(1)(2)		Compensation(3)	Total
Director	($)		($)		($)		($)	($)

Michael R. Francis	50,000	(4)	—		34,810	(6)	—	84,810
Virginia Gambale	13,836		—		74,110	(6)	—	87,496
B. Kristine Johnson	50,000		—		34,810		1,500	86,310
Samuel L. Kaplan	50,000	(4)	13,000	(4)	34,810	(6)	—	97,810
Addison L. Piper	50,000		—		34,810		4,000	88,810
Lisa K. Polsky	50,000	(4)	5,000	(4)	34,810	(6)	1,500	91,310
Frank L. Sims	50,000		8,000		34,810	(6)	—	92,810
Jean M. Taylor	50,000	(5)	—		34,810	(6)	—	84,810

(1)	Represents the aggregate grant date fair calculated in accordance with generally accepted accounting principles, which is equal to the $34.81 closing price on May 7, 2009 (the grant date) multiplied by the 1,000 shares of stock received. Ms. Gambale received a grant of 1,460 shares of our common stock based on a closing price of $50.61 as of September 22, 2009, the date of her election to the Board. Each of our other non-employee directors received a grant of 1,000 shares of our common stock on May 7, 2009, the date of our 2009 annual meeting of shareholders. The values in this column reflect the number of shares granted multiplied by the closing sale price of our common stock on the New York Stock Exchange on the date of grant.

(2)	As of December 31, 2009, our non-employee directors held stock and option awards as set forth in the table below. The stock award values are based on the $50.61 closing sale price of our common stock on the New York Stock Exchange on December 31, 2009, and the option award values are based on the difference between the exercise price of the in-the-money stock options and the closing price of $50.61. The amounts for Mr. Piper include restricted stock and stock option awards granted to him in 2004, 2005 and 2006 during his tenure as an executive officer of the company.

	Stock	Year-End Value of	Option	Year-End Value of
	Awards	Stock Awards	Awards	Option Awards
Director	(#)	($)	(#)	($)

Michael R. Francis	3,000	151,830	11,800	131,526
Virginia Gambale	1,460	74,061	—	—
B. Kristine Johnson	3,000	151,830	11,800	131,526
Samuel L. Kaplan	3,000	151,830	11,800	131,526
Addison L. Piper	10,295	521,030	11,614	54,184
Lisa K. Polsky	3,169	160,383	—	—
Frank L. Sims	3,000	151,830	11,800	131,526
Jean M. Taylor	3,000	151,830	5,963	68,858

(3)	All other compensation for non-employee directors for the year ended December 31, 2009 consists of the following:

•	The amount for Ms. Johnson consists of charitable matching contributions made by Piper Jaffray.

•	The amount for Ms. Polsky consists of charitable matching contributions made by Piper Jaffray.

•	The amount for Mr. Piper consists of fees paid for his service as a member of an investment committee for certain funds managed by our private equity business.

(4)	All of the cash fees received were deferred pursuant to the Piper Jaffray Companies Deferred Compensation Plan for Non-Employee Directors.

(5)	Twenty percent of the cash fees received were deferred pursuant to the Piper Jaffray Companies Deferred Compensation Plan for Non-Employee Directors.

(6)	All of the shares received were deferred pursuant to the Piper Jaffray Companies Deferred Compensation Plan for Non-Employee Directors.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In 2009, we established the following declaration for our company: “Together we create the most trusted global investment bank, connecting capital with opportunity to build a better future.” This declaration has informed our compensation strategy as we look for ways to improve upon leadership, collaboration and accountability to deliver the best guidance and service for our clients and increase the company’s profitability. We have also considered our compensation strategy in light of the current economic environment and the impact of the recent credit crisis on our industry. In 2008, we incurred an operating loss that resulted in no member of the company’s Leadership Team receiving an annual incentive award for 2008 performance. For 2009, with a return to profitability and improving operating margins and return on equity metrics, the Compensation Committee awarded incentives to the company’s Leadership Team for 2009 performance. Also, it made structural changes to the company’s compensation programs for 2010 in the context of our new mission, the compensation philosophy and objectives described below, and the current economic and industry environment.

Throughout this proxy statement, we refer to our chief executive officer, chief financial officer, and each of our three other most highly compensated executive officers, as the “named executive officers.” All of the named executive officers currently serve on our executive management team, which we refer to as the Leadership Team. The Leadership Team consists of eleven individuals, all of whom are executive officers of Piper Jaffray.

Compensation Philosophy and Objectives

Our executive compensation program is designed to drive and reward corporate performance annually and over the long term, as measured by increasing shareholder value. Compensation also must be internally equitable and externally competitive. We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders, while meeting the following core objectives:

•	Pay for performance — A large portion of the total compensation paid to our Leadership Team is based first on the profitability of the company, followed by the performance of each business unit. Each executive officer’s performance is also measured against defined objectives in areas such as strategic initiatives, business performance, leadership effectiveness and people development.

•	Align risk and reward through a blend of pay components — We are committed to using a mix of compensation components — base salary, annual incentives and long-term incentives — to create an environment that encourages increased profitability for the company without undue risk taking. An executive officer’s base salary is intended to compensate core leadership and daily operating functions, such as general business and risk management, in a variety of operating scenarios and market cycles. Incentive pay is aligned with the achievement of annual and long-term performance metrics designed to reward positive financial performance, but in a way that mitigates excessive risk taking. We have increased the proportion of base salaries to total compensation going forward to more accurately reflect the role and responsibilities of an executive officer.

•	Align employees with shareholders — We are committed to using our compensation program to increase executive stock ownership over time. We believe that equity ownership directly aligns the interests of our executive officers with those of our shareholders and helps to focus our executives on creating long-term shareholder value. Our practice has been to pay a significant portion of the total compensation for our Leadership Team in the form of equity awarded under our Incentive Plan.

•	Sustain and strengthen the franchise — Our compensation program is designed to attract and retain talented people who are committed to the long-term success of the company. We believe that we will create increasingly attractive career and compensation opportunities for our executive officers as we progress in our mission to be the most trusted global investment bank. Continued progress over the long term will create greater opportunity for executives, both in increased annual income and in the appreciation of the company’s equity.

Setting Compensation

The Compensation Committee of our Board of Directors (referred to as the “Committee” in this Compensation Discussion and Analysis) has responsibility for approving the compensation paid to our executive officers and ensuring it meets our objectives. Early each year, the Committee approves the amount of incentive compensation to be paid to our executive officers in recognition of prior-year performance, approves their base salaries for the upcoming year and establishes performance goals under an annual incentive program. Subject to limits on the compensation that may be paid under the annual incentive program (as described below under “Compensation Program and Payouts — Annual Incentive Compensation”), the Committee has full discretion to determine the amount of compensation to be paid to the executive officers.

Involvement of Executive Officers

The work of the Committee is supported by our chief administrative officer and our Human Resources department. Our chief administrative officer and head of human resources work closely with our chief executive officer and, as appropriate, our chief financial officer and general counsel, to prepare and present information and recommendations for review and consideration by the Committee in connection with its executive compensation decisions, including regarding the performance goals to be established under the annual incentive program, financial information reviewed in connection with executive compensation decisions, the firms to be included in the compensation peer group, the performance evaluations and compensation recommendations for the executive officers, and the evaluation and compensation process to be followed by the Committee.

Compensation Peer Group

Our Human Resources department annually identifies a compensation peer group of firms with which we compete for executive talent, and this group currently consists of the following companies:

Cowen Group, Inc.	KBW, Inc.
FBR Capital Markets Corporation	Thomas Weisel Partners Group, Inc.
Jefferies Group, Inc.

We also use data from external market surveys reflecting a broad number of firms within our industry (including members of our peer group), and we may review publicly available data for similar companies that are not direct competitors. The external market surveys that we used for 2009 were prepared by McLagan Partners, Towers Perrin and Mercer, and generally related to our industry and sub-sectors within our industry. We also used the surveys to gather market data outside of our industry in the corporate support area. This peer group and market data is an important factor considered by the Committee when setting compensation, but it is only one of multiple factors considered by the Committee, and the amount paid to each executive may be more or less than the composite market median based on individual performance, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Committee deems important.

Compensation Consultant

In 2009, the Committee engaged an independent compensation consultant, Towers Perrin, to provide ongoing assessments and advice to the Committee. The independent compensation consultant participated in four Committee meetings during the year, and advised the Committee regarding the information presented to the Committee by our Human Resources department. The only services provided by the compensation consultant to the company related to its services for the Committee, except that our Human Resources department used three external market surveys prepared by Towers Perrin during 2009.

Compensation Program and Payments

The key components of our executive compensation program are base salary and annual incentive compensation, and the equity portion of our annual incentive compensation serves as our primary long-term incentive compensation component. Our U.S.-based executive officers also have the opportunity to participate in our company-wide Retirement Plan and all of our executive officers receive certain limited personal benefits, as described below. From time to time, some of our executive officers receive (or may be entitled to receive in the future) compensation paid out under historical compensation programs in which they participated in prior years and that continue to provide benefits, also as described below.

Base Salary

The purpose of base salary is to provide a set amount of cash compensation for each executive that is not variable in nature and is generally competitive with the market. The base salary levels for our Leadership Team reflect a desire to maintain a relatively equitable compensation baseline among the individuals serving on our Leadership Team, other than our chief executive officer and our president whose contributions are distinguished by a higher base salary reflective of the decision-making responsibility of these positions. Consistent with industry practice, the base salary for each of our Leadership

Team members has historically accounted for a relatively small portion of overall compensation. Further, we have not adjusted base salaries on an annual basis; base salaries for the Leadership Team (outside of promotional increases) have increased only once since our spin-off from U.S. Bancorp in December 2003. Base salary levels are adjusted, however, upon the initial appointment of an individual to the Leadership Team, and we increased the base salary of Mr. Winges in 2009 from $195,000 to $225,000 for this reason.

For 2010, the Compensation Committee has determined to increase the base salaries of the Leadership Team as a percentage of total compensation. This shift in compensation mix recognizes the importance of key leadership and daily accountabilities, such as strategic planning, people management, risk management, and other franchise-building activities. Also, we believe shifting the mix of compensation by increasing base salaries and reducing annual incentives serves to mitigate the potential for risk-taking generally associated with a mix more weighted to annual performance. Accordingly, Mr. Duff’s base salary has been increased from $400,000 to $650,000; Mr. Schnettler’s from $300,000 to $550,000; Ms. Schoneman’s from $225,000 to $425,000; Mr. Salveson’s from $225,000 to $425,000; and Mr. Winges’ from $225,00 to $425,000. These changes were effective March 1, 2010.

Annual Incentive Compensation

The Committee has established an annual incentive program for our Leadership Team that provides a significant portion of the total compensation paid to our named executive officers. The objective of the program is to provide cash and equity compensation that is variable based on the achievement of annual performance goals determined each year by the Committee. Delivering a significant portion of our compensation to the Leadership Team through the annual incentive program reflects the core objectives of our compensation program, particularly pay-for-performance. The program is administered by the Committee under the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan and is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code to ensure the tax deductibility of incentive compensation paid to our named executive officers. Under Section 162(m), we cannot deduct compensation in excess of $1 million that is paid to a named executive officer in any year unless the compensation qualifies as “performance-based” compensation under Section 162(m). Awards under the annual incentive program are referred to as “qualified performance-based awards.”

  2009 Program

At the outset of each year, the Committee grants performance-based awards to each member of the Leadership Team that are subject to the achievement of an annual performance goal of the company — typically a financial performance goal related to pre-tax operating income. The Committee granted qualified performance-based awards in February 2009 to each member of the Leadership Team in an amount equal to 7% of our 2009 adjusted pre-tax operating income, to be paid in a combination of cash and equity as determined by the Committee.

•	The amount payable under each award depends on the amount of adjusted pre-tax operating income generated by the company. Adjusted pre-tax operating income equals our total revenues less our total expenses before income taxes, adjusted to eliminate certain compensation and benefits expenses and certain other expenses, losses, income or gains that are unusual in nature or infrequent in occurrence. For 2009, adjustments included the elimination of amounts expensed during the year under our Leadership Team annual incentive program (including equity amortization expense), amortization expense for equity awards granted in connection with acquisitions, amortization expense for the performance-based equity awards granted to the Leadership Team described in more detail below, and certain merger and restructuring expenses incurred in 2009. In early February 2010, the Committee certified the company’s adjusted pre-tax operating income for the full year 2009 in accordance with the definition of adjusted pre-tax operating income.

•	Even though each executive officer receives an award of 7% of our 2009 adjusted pre-tax operating income, this amount is subject to an aggregate limitation for our Leadership Team as a group, expressed as a designated percentage of our adjusted pre-tax operating income. As a result of this limitation, the Committee is required to decrease the amounts of at least some of the awards. Specific factors affecting the adjustments for each named executive officer are described in more detail below.

  Compensation Determinations and Relevant Factors

When determining the amount of incentive compensation to be paid for 2009, the Committee reviewed and considered the following information:

•	a self-evaluation of the chief executive officer and year-end assessments from the Leadership Team and other select senior leaders, as well as feedback from the full Board of Directors, gathered by the Committee chairperson, regarding the performance of the chief executive officer for 2009;

•	performance evaluations of each other member of the Leadership Team, prepared by the chief executive officer and the head of our Human Resources department, reflecting the chief executive officer’s review and peer reviews of each executive officer, addressing individual goal achievement and establishing a performance rating for each executive officer, which the Committee discussed with the chief executive officer;

•	the financial performance of the company and each business unit, comparable public companies and other companies in the securities industry with which we compete, including the total relative shareholder return of the company and our competitors;

•	market data provided by the company’s Human Resources department for each executive officer position;

•	the recommendations of the chief executive officer regarding the incentive compensation to be paid to each executive officer for 2009, which the Committee discussed with the chief executive officer; and

•	tally sheets specifying each element of compensation paid to the executive officers for the current and prior year and reflecting the total proposed compensation for 2009 based on the recommendations of the chief executive officer, as well as the potential compensation to be received by the executive officers under various scenarios, including a change in control of the company and terminations of employment under a variety of circumstances.

Consistent with our pay-for-performance philosophy and the recommendation of our chief executive officer, no members of the Leadership Team received an incentive award based on our 2008 performance. As a result of our improved performance during 2009, the members of the Leadership Team received incentive award payments for 2009. In determining the payments made to each member of the Leadership Team for 2009, the Committee took into account all of the information described above and the annual incentive program provision governing the maximum aggregate amount payable to our Leadership Team under the qualified performance-based awards. As a result of these factors, the Committee exercised its discretion to pay less than the maximum amounts of annual incentive compensation payable under the qualified performance-based awards granted to each of the named executive officers for 2009.

The following factors influenced the compensation for each named executive officer for 2009:

•	Andrew S. Duff, chairman and chief executive officer. Mr. Duff’s compensation was positively impacted by the company’s return to profitability in 2009, his oversight and execution of our disciplined approach to cost management, which helped contribute to our improved results of operations for 2009, and his leadership efforts in expanding our asset management business. In addition, his compensation reflected the establishment of the Company’s new mission to become the most trusted global investment bank, the implementation of leadership training for the Company’s Leadership Team and a group of senior leaders, and similar efforts designed to create a unified and cohesive culture for the Company to sustain and strengthen the franchise over the long term.

•	Debbra L. Schoneman, chief financial officer. During 2009, Ms. Schoneman enhanced the Company’s financial planning, cost management and financial risk management functions, and increased accountabilities across our company. She also positively impacted the Company’s performance in 2009 through her work in the area of capital management and her focus on profit-based financial metrics.

•	Thomas P. Schnettler, president and chief operating officer. Similar to Mr. Duff, Mr. Schnettler’s compensation was positively impacted by our return to profitability in 2009 and his oversight and execution of our disciplined approach to cost management. His compensation also benefited from improved productivity and market share gains in businesses reporting to him and the implementation of a global operating structure.

•	Jon W. Salveson, global head of investment banking. Mr. Salveson’s compensation benefited from the improved year-over-year performance of the investment banking business that he led, particularly with respect to the latter half of 2009. He also led efforts to improve the Company’s processes and internal systems around client relationships and integrate our international investment banking businesses.

•	M. Brad Winges, head of fixed income services. Mr. Winges successfully led our fixed income services business to one of its strongest performances in our Company’s history. Through his efforts, this business significantly increased its revenues and operating margins during 2009, the first full year in which Mr. Winges served as head of this business and a member of the Company’s Leadership Team.

Based on this information, the Committee evaluated the performance of the chief executive officer and determined his annual incentive compensation, assessed relative levels of responsibility and contribution during the year for each of the other executive officers and approved 2009 annual incentive compensation as noted in the following table. For comparative purposes, we have included annual incentive amounts for 2008 and 2007. Also, this table is not a substitute for the information required by the rules of the Securities and Exchange Commission, specifically the Summary Compensation Table and the related tables that appear later in this proxy statement.

		Annual Incentive Compensation
		Cash
Name		Incentive	Restricted Stock(1)	Stock Options(1)	Total Incentive

Andrew S. Duff	2009	$1,200,000	$1,200,000	-0-	$2,400,000
	2008	-0-	-0-	-0-	-0-
	2007	$1,123,777	$786,644	$505,700	$2,416,121
Debbra L. Schoneman	2009	$315,000	$210,000	-0-	$525,000
	2008	-0-	-0-	-0-	-0-
Thomas P. Schnettler	2009	$1,155,000	$945,000	-0-	$2,100,000
	2008	-0-	-0-	-0-	-0-
	2007	$1,182,250	$677,106	$435,282	$2,294,638
Jon W. Salveson	2009	$838,750	$686,250	-0-	$1,525,000
	2008	-0-	-0-	-0-	-0-
	2007	$1,034,598	$592,542	$380,920	$2,008,060
M. Brad Winges	2009	$866,250	$708,750	-0-	$1,575,000

(1)	As discussed above, a large portion of our named executive officers’ compensation is in the form of equity incentive grants made in February of the year following the year for which performance is being measured. For example, grants for 2009 performance are made in February 2010. In accordance with the rules of the Securities and Exchange Commission, the amounts shown in the stock awards and option awards columns in the Summary Compensation Table below for each year reflect the aggregate grant date fair value of grants made during the year and therefore do not reflect the Compensation Committee’s view of the compensation attributable to each year as shown above.

The table below shows the compensation that was paid in cash and equity to each named executive officer for 2009, expressed as a percentage of total cash and equity compensation for the year, as measured by the company:

	Cash Compensation
				Restricted Stock/
Name	Salary	Incentive	Total Cash	Equity Compensation

Andrew S. Duff	14.3%	42.9%	57.1%	42.9%
Debbra L. Schoneman	30.0%	42.0%	72.0%	28.0%
Thomas P. Schnettler	12.5%	48.1%	60.6%	39.4%
Jon W. Salveson	12.9%	47.9%	60.8%	39.2%
M. Brad Winges	12.5%	48.1%	60.6%	39.4%

  Equity Award

Consistent with our philosophy regarding executive stock ownership, the annual incentive compensation for the named executive officers was paid out in a combination of cash and equity. We view the equity component of the annual incentive award as a long-term incentive designed to provide compensation opportunities based on the creation of shareholder value and an increase in our stock price. The upside potential of these equity awards will not be realized by the executive officers unless our performance improves over the vesting period of the awards. Historically, we have granted equity awards through a combination of restricted stock and stock options. However, for 2009, we granted equity awards to the Leadership Team solely in the form of restricted stock. We believe restricted stock awards strongly align the Leadership Team’s interests with those of stockholders by ensuring that the same fluctuations in our stock that affect our stockholders also directly affect the value of the awards granted to the Leadership Team. We also believe the restricted stock grants promote focus on long-term, sustainable growth by our Leadership Team because short-term fluctuations in our stock price will not affect whether the awards have value to the recipients.

Consistent with prior years, the number of shares of restricted stock granted to each officer was determined by dividing the total dollar value designated to be paid out to the officer in restricted stock by the closing price of our common stock on February 16, 2010. The restricted stock has a three-year cliff vesting schedule, consistent with prior years in which annual incentive compensation was paid.

Long-Term, Performance-Based (ROE) Equity Grant

In May 2008, the Committee granted a long-term, performance-based restricted stock award to the company’s Leadership Team. This incremental grant is designed to improve our executive share ownership to a more meaningful level, further link executive performance with shareholder value, and act as a significant retention tool for our Leadership Team. This performance-based grant will not vest unless the company meets a return on adjusted common equity target of 11% over a twelve-month period, at which time it will vest in its entirety. This performance target represents a significant increase to the company’s historic twelve-month return on adjusted common equity levels, and the target must be met by April 30, 2013 or the awards will be forfeited. The adjustment to the return on common equity metric eliminates the remaining goodwill associated with the 1998 acquisition of our predecessor company by U.S. Bancorp, which was retained by us at the time of our spin-off from U.S. Bancorp. We excluded this goodwill from the definition of return on common equity because we believe it does not accurately reflect the equity deployed in our businesses. The award terms also require the recipient to be employed at the time of vesting, which acts as a retention tool for our Leadership Team, and the Committee has the discretion to cause the award to be forfeited if a recipient leaves the Leadership Team but remains an employee of the company.

This performance-based grant was awarded to each member of the Leadership Team as of May 15, 2008, which included each named executive officer other than Ms. Schoneman, our chief financial officer, and Mr. Winges, our head of fixed income services. Each of Ms. Schoneman and Mr. Winges was granted a performance-based award following their appointment to the Leadership Team, and each of their awards has the same vesting provisions as the other members of the Leadership Team, i.e., the award requires a return on adjusted common equity of 11% sustained over a twelve-month period to be attained by April 30, 2013. The total number of shares granted in connection with these awards was 362,037, and the value of these awards and the number of shares granted to each named executive officer is reported below in the Grants of Plan-Based Awards table that follows the Summary Compensation Table.

Other Compensation

Members of our Leadership Team receive limited additional compensation in the form of reimbursement of dues for club memberships used for business purposes and certain insurance premiums. Our executive officers who participate in our Retirement Plan, a 401(k) plan, receive company matching contributions on 100% of their annual contributions up to a maximum of 6% of their total pay, up to the social security taxable wage base; their contributions are matched on the same basis we match contributions by non-executive employees. Some of our executive officers also receive payments from time to time related to historical compensation programs, typically structured as investments made by the company on behalf of certain employees. For example, certain members of the Leadership Team receive payments under the U.S. Bancorp Piper Jaffray Inc. Second Century Growth Deferred Compensation Plan (As Amended and Restated Effective September 30, 1998) (the “Second Century 1998 Plan”) and the U.S. Bancorp Piper Jaffray Inc. Second Century 2000 Deferred Compensation Plan (the “Second Century 2000 Plan”). Certain key employees were eligible to participate in these plans, under which participants were granted one or more deferred awards that were deemed invested in certain measuring investments. Following a liquidity event for a particular investment, the participant receives a benefit payment based on the deemed return to the participant and payment of the portion of the participant’s account that was deemed invested. Participants may continue to receive payments under the plans until a liquidity or bankruptcy event has occurred with respect to each measuring investment. Messrs. Salveson and Schnettler were granted deferred awards under these plans in 1996, 1997, 1998 and/or 2000, and received payouts in 2007 and 2008 and, with respect to Mr. Schnettler, in 2009, as set forth in the Summary Compensation Table. No new awards have been granted under these plans since 2000, and participation in the plans is frozen.

Termination and Change in Control Arrangements

  Non-Qualified Retirement Plan

Following our spin-off from U.S. Bancorp on December 31, 2003, we assumed liability for the non-qualified benefits accrued for our employees under the defined benefit excess plan component of the U.S. Bancorp Cash Balance Pension Plan. In 2004, we established the Piper Jaffray Companies Non-Qualified Retirement Plan to maintain and administer these benefits, which were transferred to us following the spin-off. Thereafter, participation in the plan was frozen. The Committee approved the termination of this plan in November 2009, and balances for all plan participants will be paid out in March 2010. As of December 31, 2009, the Non-Qualified Retirement Plan account balances for our named executive officers were as follows:

Balance
Name	($)

Andrew S. Duff	485,656
Debbra L. Schoneman	16,442
Thomas P. Schnettler	781,846
Jon W. Salveson	449,440
M. Brad Winges	52,910

  Other Termination and Change-in-Control Provisions

Certain award agreements and plans under which compensation has been awarded to our named executive officers include provisions regarding the payment of the covered compensation in the event of a termination of employment or a change in control of our company, as follows:

•	Under our Incentive Plan, following a termination of employment (other than as a result of a change in control), our stock option awards granted during and after 2007 and our restricted stock awards will continue to vest so long as the termination was not for cause and the employee does not violate certain post-termination restrictions for the remaining vesting term of their awards. For stock option awards granted prior to 2007, unvested stock options are immediately canceled upon termination of employment for any reason other than death, disability or qualifying retirement, in which case the options will either vest immediately (in the case of death or disability) or continue to vest according to their original vesting schedule (in the case of retirement) and may be exercised for a designated period or the full term of the option, as set forth in the award agreement. For pre-2007 stock option grants, vested stock options may be exercised only while the optionee remains employed by us, except that vested options may be exercised for 90 days after termination of employment for a reason other than death, disability, qualifying retirement or termination for cause. A qualifying retirement means any termination of employment when an optionee is age 55 or older and has at least five years of service with Piper Jaffray. None of the named executive officers currently meets the qualifications for retirement under the terms of the option award agreement.

•	Executive officers who are terminated during the year (other than as a result of a change in control) will receive cash and equity compensation for that year under our annual incentive program in the discretion of the Committee. If a payout is made to the terminated executive, the amount will be based on adjusted pre-tax operating income for the portion of the year preceding the executive’s termination.

•	Under our Incentive Plan, following a termination of employment as a result of a change in control, all outstanding stock options will become fully vested and exercisable, all outstanding restricted stock (other than the long-term, performance-based (ROE) restricted stock awards described above) will vest and all restrictions on the restricted stock will lapse. Our annual performance awards, including the annual qualified performance-based awards under the annual incentive program for our Leadership Team members, will be considered to be earned and payable in full, and such annual performance awards will be settled in cash or shares, as determined by the Committee, as promptly as practicable. Because annual incentive award payouts are based on adjusted pre-tax operating income, which varies from year to year, and because the Committee historically has needed to reduce the size of some awards to comply with the limits on the aggregate amount of incentive compensation that may be paid out to the Leadership Team as a group under the annual incentive program, the specific amounts that would be payable to our Leadership Team upon a change in control historically have been indeterminable.

•	The long-term, performance-based (ROE) restricted stock awards to the Leadership Team generally will not vest unless the company meets a return on adjusted common equity target of 11% over a twelve-month period, at which time they will vest in their entirety. This target must be met by April 30, 2013 or the awards will be forfeited. However, under the applicable agreements for these awards, 20% of the award would vest if a change in control occurs between April 30, 2009 and April 30, 2010, and an additional 20% would vest in each subsequent year if a change in control occurs during that year.

•	Under the Non-Qualified Retirement Plan, employees are entitled to a payout of their vested account balance upon any employment termination other than a termination for cause. As discussed above, this plan has been terminated and balances for all plan participants will be paid out in March 2010.

•	Participants in the Second Century 2000 Plan remain entitled to receive full benefits under the plan if the participant’s employment terminates following a change in control or if the participant’s employment terminates for any other reason, so long as the individual is not terminated for cause and does not violate certain post-termination restrictions; otherwise the amount of the benefits may be limited to the lesser of (i) the amount of the participant’s deferred award plus simple interest at 6.5% per annum from the effective date of the plan (February 28, 2000) through the participant’s termination date, and (ii) the value of the participant’s account under the plan.

•	Participants in the Second Century 1998 Plan remain entitled to receive full benefits under the plan if the participant’s employment terminates following a change in control or if the participant’s employment terminates for any other reason, so long as the individual does not violate certain post-termination restrictions and does not commit any act of “gross misconduct,” as defined in the plan; otherwise the benefits are forfeited.

•	Our employees who are at least 55 years old and have at least five years of service with us at the time of their employment termination are eligible to participate in our retiree medical insurance program following their termination of employment. Under this program, the employee pays premiums to cover the cost of retiree medical insurance that is negotiated by us at a group rate and therefore may be more economical than what is available for employees purchasing insurance on their own. Employees who meet certain eligibility requirements accrue credits during their employment with us that may be applied to offset two-thirds of the cost of the employee’s retiree medical insurance premiums, until the credit balance is depleted. Such credits begin to accrue to employees when the employee first meets one of the following age and years of service thresholds: age of 45 plus at least 15 years of service with us, or age of 50 plus at least 10 years of service with us. The credits are valued at $1,200 per year and accrue annual interest of 5.5%. As of December 31, 2009, our named executive officers had accrued credit balances as follows: Mr. Duff, $11,666; and Mr. Schnettler, $13,508; Messrs. Salveson and Winges and Ms. Schoneman do not meet the eligibility requirements to receive credits. None of the named executive officers currently meets the eligibility requirements to participate in our retiree medical insurance program.

Compensation Policies

Executive Stock Ownership

We have adopted stock ownership guidelines to ensure that each member of the Leadership Team maintains a meaningful equity stake in the company, which aligns management’s interests with those of our shareholders. The guidelines also help to drive long-term performance and strengthen retention. The guidelines provide for our Leadership Team members to hold Piper Jaffray Companies stock as follows:

Position(s)	Multiple of Base Salary

Chief Executive Officer	7x
President and Chief Operating Officer	6x
Head of business line	5x
Chief Financial Officer, Chief Administrative Officer and General Counsel	2x

These goals must be attained within five years of joining the Leadership Team. As of January 4, 2010, all of the named executive officers meet the guidelines based on 2009 salary levels. We also have adopted a share retention policy requiring members of our Leadership Team to hold at least 50% of the shares awarded to them through our incentive plans, or acquired upon exercise of stock options awarded to them, net of taxes and transaction costs, for a minimum of five years. Shares held by Leadership Team members that were acquired prior to the member joining the Leadership Team are not subject to these retention guidelines.

Equity Grant Timing Policy

In 2006, we established a policy pursuant to which equity grants to employees will be made only once each quarter, on the 15th calendar day of the month following the public release of earnings for the preceding quarter (or, if the 15th calendar day falls on a weekend or holiday, on the first business day thereafter). This policy covers grants made by the Committee as well as grants made by our chief executive officer to employees other than executive officers pursuant to authority delegated to him by the Committee. We established this equity grant timing policy to provide a regular, fixed schedule for equity grants that eliminates the exercise of discretion with respect to the grant date of employee equity awards. The grant dates under this policy are outside of the designated trading blackout periods that apply to our employees generally and fall within the regularly scheduled trading window periods during which our executive officers generally are permitted to trade in our securities.

Policy on Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code limits deductions for non-performance-based annual compensation in excess of $1 million paid to our named executive officers who served as executive officers at the end of the preceding fiscal year. Our policy is to maximize the tax deductibility of compensation paid to these officers. Accordingly, in 2004, 2006, and 2008 we sought and obtained shareholder approval for the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan, under which our annual incentive program is administered and annual cash and equity incentives are paid. The plan is designed and administered to qualify compensation awarded under our annual incentive program as “performance-based” to ensure that the tax deduction is available to the company. From time to time the Committee may authorize payments to the named executive officers that may not be fully deductible, if they believe such payments are in the interests of shareholders.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in the company’s year-end disclosure documents.

Compensation Committee of the Board of Directors of Piper Jaffray Companies
Lisa K. Polsky, Chairperson
Frank L. Sims
Jean M. Taylor

Summary Compensation Table

The following table contains compensation information for our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers.

				Stock	Option	All Other
		Salary	Bonus(1)(2)	Awards(3)(4)	Awards(3)(4)	Compensation(5)	Total
Name & Principal Position	Year	($)	($)	($)	($)	($)	($)

Andrew S. Duff	2009	400,000	1,200,000	—	—	11,691	1,611,691
Chairman and CEO	2008	400,000	—	4,036,699	505,704	585,470	5,528,143
	2007	396,667	1,248,777	1,560,883	275,443	585,200	4,066,970
Debbra L. Schoneman	2009	225,000	315,000	—	—	6,963	546,963
Chief Financial Officer(5)	2008	205,417	—	942,381	—	11,988	1,159,786
Thomas P. Schnettler	2009	300,000	1,155,000	—	—	27,750	1,482,750
President and Chief Operating Officer	2008	271,875	—	3,427,161	435,296	77,896	4,212,228
	2007	225,000	1,182,250	1,173,345	207,075	69,065	2,856,734
Jon W. Salveson	2009	225,000	838,750	—	—	18,845	1,082,595
Global Head of Investment Banking	2008	225,000	—	2,842,564	380,933	37,591	3,486,088
	2007	225,000	1,034,598	1,111,771	196,219	57,000	2,624,588
M. Brad Winges	2009	225,000	866,250	758,413	—	6,963	1,856,626
Head of Fixed Income Services(6)

(1)	The amounts in this column include the cash compensation paid under our annual incentive program, which is designed to permit the company to deduct the compensation paid. The program allows the Committee substantial discretion to determine compensation if the company achieves adjusted pre-tax operating income, and the Committee consistently has used this discretion in establishing compensation following the completion of a fiscal year. Accordingly, we report amounts paid under this program in the “Bonus” column. For 2008, the Company failed to achieve any adjusted pre-tax operating income and, based in part on the recommendation of our chief executive officer, no amounts were paid under the annual incentive plan.

(2)	The amount in this column for Mr. Duff in 2007 also includes $125,000 paid to him in that year pursuant to a discretionary cash award granted to him in December 2003 in connection with our spin-off from U.S. Bancorp. In addition to this discretionary award, Mr. Duff received a cash award in December 2003 to replace the lost value of U.S. Bancorp equity, and these amounts are included in the “All Other Compensation” column and footnote 5 below.

(3)	The SEC recently amended its compensation rules to require the inclusion of the grant date fair value of stock awards and option awards granted during the year, as opposed to amounts expensed during the year as stock-based compensation on the Company’s financial statements. Accordingly, the entries in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date value of the awards granted during the year computed in accordance with FASB ASC 718, differing from previous years’ proxy statement disclosure. The new rules do not permit inclusion in a given year of stock and options awards attributable to a particular year’s performance, as is the case for salary and bonus amounts.

(4)	For a discussion of the relevant assumptions used to determine the valuation of our stock and option awards for accounting purposes, please refer to Note 22 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 26, 2010.

(5)	All other compensation consists of the following:

Form of All Other		Andrew S.	Debbra L.	Thomas P.	Jon W.	M. Brad
Compensation	Year	Duff	Schoneman	Schnettler	Salveson	Winges

Parking stipend	2009	—	—	—	—	—
	2008	2,880	2,460	2,880	2,880	n/a
	2007	2,880	n/a	2,880	2,160	n/a
Club membership dues	2009	4,494	—	—	—	—
	2008	4,494	—	—	—	n/a
	2007	4,494	n/a	—	—	n/a
401(k) matching contributions	2009	6,408	6,408	6,408	6,408	6,408
	2008	6,120	6,120	6,120	6,120	n/a
	2007	5,850	n/a	5,850	5,850	n/a
Life and long-term	2009	789	555	789	555	555
disability insurance premiums	2008	1,089	837	1,089	855	n/a
	2007	1,089	n/a	1,089	855	n/a
2003 cash awards (replacing	2009	—	—	—	—	—
the lost value of U.S. Bancorp equity)	2008	570,887	2,571	30,523	10,313	n/a
	2007	570,887	n/a	30,523	10,313	n/a
Other	2009	—	—	20,553	11,882	—
	2008	—	—	37,284	17,423	n/a
	2007	—	n/a	28,723	37,822	n/a

The “Parking stipend” has been discontinued. The “Other” amounts identified in the table above include:

•	For Messrs. Schnettler and Salveson, amounts paid out under the Second Century 1998 Plan and the Second Century 2000 Plan.

•	For Mr. Salveson for 2009 and 2008, the amounts also include cash payments of $11,882 and $5,175, respectively, representing his proportionate share of a venture capital fund carried interest held by the company as part of a compensation program implemented prior to our spin-off from U.S. Bancorp.

(5)	Ms. Schoneman became our chief financial officer in May 2008 and was not one of our named executive officers for 2007. Accordingly, the table above includes Ms. Schoneman’s compensation only subsequent to her becoming one of our named executive officers.

(6)	Mr. Winges became Head of Fixed Income Services in early 2009 and was not one of our named executive officers for 2008 or 2007. Accordingly, the table above includes Mr. Winges’ compensation only for the year in which he was one of our named executive officers.

Grants of Plan-Based Awards

The following table provides information regarding the grants of plan-based awards made to the named executive officers during the year ended December 31, 2009.

					Estimated
					Possible			All Other
					Payouts	All Other		Option
					Under	Stock		Awards:		Grant Date
					Incentive	Awards:		Number of	Exercise	Fair Value
			Compensation		Plan	Number of		Securities	Price of	of Stock
			Committee		Awards	Shares of		Underlying	Option	and Option
			Approval		Maximum	Stock		Options	Awards	Awards
Name	Grant Date		Date		($)(1)	(#)		(#)	($)	($)

Andrew S. Duff	2/2/2009		2/2/2009		5,344,150	—		—	—	—
Debbra L. Schoneman	2/2/2009		2/2/2009		5,344,150	—		—	—	—
Thomas P. Schnettler	2/2/2009		2/2/2009		5,344,150	—		—	—	—
Jon W. Salveson	2/2/2009		2/2/2009		5,344,150	—		—	—	—
M. Brad Winges	2/17/2009	(2)	1/15/09	(2)	—	24,390	(3)	—	—	680,237
	2/17/2009		1/15/09		—	2,803	(4)	—	—	78,176
	2/2/2009		2/2/2009		5,344,150	—		—	—	—

(1)	The amounts in this column reflect an estimate of the maximum combined value of the cash and equity that would have been payable to the named executive officers under qualified performance-based awards granted to the named executive officers for 2009 performance under the annual incentive program for our Leadership Team, calculated using our actual 2009 performance. Because the potential amounts payable under the qualified performance-based awards are stated in the annual incentive program as a percentage of adjusted pre-tax operating income that can only be decreased, and not increased, from that maximum level, and because actual amounts paid below this maximum level are within the full discretion of the Committee, there are no identifiable threshold or target amounts under the awards, and the maximum amounts actually payable to the named executive officers pursuant to the awards for 2009 performance were indeterminable at the time the awards were granted.

(2)	The Compensation Committee approved a grant of performance-based restricted stock to Mr. Winges at a meeting on January 15, 2009. In accordance with the terms of this approval and our equity grant timing policy, the award was granted on February 17, 2009.

(3)	This restricted stock award represents a long-term performance-based grant made in connection with Mr. Winges’ promotion to head of fixed income services and appointment to the Leadership Team. See “Compensation Discussion and Analysis — Compensation Program and Payments — Long-Term, Performance-Based Equity (ROE) Grant.”

(4)	Reflects equity compensation awarded to Mr. Winges in 2009 for 2008 performance. All of the restricted stock will vest in full on February 17, 2012, assuming Mr. Winges complies with the terms and conditions of the applicable award agreement.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning equity awards held by the named executive officers that were outstanding as of December 31, 2009.

					Stock Awards
	Option Awards				Number of
	Number of Securities	Number of Securities			Shares of	Market Value of
	Underlying	Underlying			Stock That	Shares of Stock
	Unexercised Options	Unexercised Options	Option	Option	Have Not	That Have Not
	(#)	(#)	Exercise Price	Expiration	Vested(2)	Vested(3)
Name	Exercisable	Unexercisable	($)	Date(1)	(#)	($)

Andrew S. Duff	24,940	—	47.30	2/12/2014	119,716	6,058,827
	11,719	—	39.62	2/22/2015	—	—
	6,098	—	47.85	2/21/2016	—	—
		9,641	70.13	2/15/2017	—	—
		32,149	41.09	2/15/2018	—	—
Debbra L. Schoneman	485	—	47.30	2/12/2014	26,861	1,359,435
	290	—	39.62	2/22/2015
Thomas P. Schnettler	1,938	—	47.30	2/12/2014	99,476	5,034,480
	12,696	—	39.62	2/22/2015	—	—
	7,241	—	47.85	2/21/2016	—	—
		7,248	70.13	2/15/2017	—	—
		27,673	41.09	2/15/2018	—	—
Jon W. Salveson	5,729	—	47.30	2/12/2014	84,491	4,276,090
	10,639	—	39.62	2/22/2015	—	—
		6,868	70.13	2/15/2017	—	—
		24,217	41.09	2/15/2018	—	—
M. Brad Winges	969	—	47.30	2/12/2014	38,299	1,938,312
	573	—	39.62	2/22/2015	—	—

(1)	Option awards expiring on February 15, 2017 will vest on February 15, 2010, and option awards expiring on February 15, 2018 will vest on February 15, 2011, in each case so long as the award recipient complies with the terms and conditions of the applicable award agreement.

(2)	The shares of restricted stock vest on the dates and in the amounts set forth in the table below, so long as the award recipient complies with the terms and conditions of the applicable award agreement.

	Number of Shares Scheduled to Vest That Are Held
	by Each Named Executive Officer
	Andrew S.	Debbra L.	M. Brad	Jon W.	Thomas P.
Vesting Date	Duff	Schoneman	Winges	Salveson	Schnettler

February 15, 2010	22,257	549	2,852	15,853	16,731
February 15, 2011	19,145	1,922	8,254	14,421	16,479
February 17, 2012	—	—	2,803	—	—

In addition to the shares of restricted stock set forth in the table above, the following number of shares of restricted stock will cliff-vest if our company meets a return on adjusted common equity target of 11% over a twelve-month period, assuming the award recipient remains an employee: Mr. Duff, 78,314 shares; Ms. Schoneman, 24,390 shares; Mr. Salveson, 54,217 shares; Mr. Schnettler, 66,266 shares; Mr. Winges, 24,390 shares. The shares of restricted stock are forfeited, however, if the performance metric for the company is not met by April 30, 2013.

(3)	The values in this column are based on the $50.61 closing sale price of our common stock on the New York Stock Exchange on December 31, 2009.

Option Exercises and Stock Vested

The following table sets forth certain information concerning stock vested during the year ended December 31, 2009. No stock options were exercised by any of the named executive officers in 2009.

	Stock Awards
	Number
	of Shares	Value
	Acquired	Realized on
	on Vesting	Vesting(1)
Name	(#)	($)

Andrew S. Duff	15,988	390,747
Debbra L. Schoneman	617	15,079
Thomas P. Schnettler	18,986	464,018
Jon W. Salveson	19,268	470,910
M. Brad Winges	2,717	66,403

(1)	The value realized upon vesting of the stock awards is based on the $24.44 closing sale price of our common stock on the February 23, 2009 vesting date of the awards.

Non-Qualified Deferred Compensation Plans

The following table provides information regarding amounts accrued in 2009 by the named executive officers in our Non-Qualified Retirement Plan. As discussed above in “Compensation Discussion and Analysis,” the Compensation Committee approved the termination of this plan in November 2009 and all balances will be paid to plan participants based on the aggregate balance at fiscal year-end in March 2010. No amounts or portions of amounts reflected in the column reporting aggregate earnings in the last fiscal year are included in the Summary Compensation Table because the amounts earned were not earned at a preferential rate.

	Aggregate	Aggregate
	Earnings in	Balance at
	Last Fiscal	Last Fiscal
	Year	Year-End
Name	($)	($)

Andrew S. Duff	101,799	485,656
Debbra L. Schoneman	3,791	16,442
Thomas P. Schnettler	180,287	781,846
Jon W. Salveson	71,791	449,440
M. Brad Winges	12,201	52,910

Under the Second Century 1998 Plan and the Second Century 2000 Plan described in the Compensation Discussion and Analysis, certain key employees were granted one or more deferred bonus awards that were deemed invested in certain measuring investments. Following a liquidity event for a particular investment, the participant receives a benefit payment based on the deemed return to the participant and payment of the portion of the participant’s account that was deemed invested. Participants may continue to receive payments under the plans until a liquidity or bankruptcy event has occurred with respect to each measuring investment. No new awards have been granted under these plans since 2000, and participation in the plans is frozen. The following table identifies the amounts earned in 2009 and the deferred balances for each of the named executive officers who received one or more deferred bonuses under the plans. The amounts earned in 2009 are included in “All Other Compensation” in the Summary Compensation Table.

	Aggregate
	Earnings Paid	Deferred Balance
	Out in	(Deemed Investment) at
	Last Fiscal Year	Last Fiscal Year-End
Name	($)	($)

Thomas P. Schnettler	20,553	$43,251
Jon W. Salveson	—	$25,509

Potential Payments Upon Termination or Change-in-Control

The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers or their beneficiaries upon termination in various circumstances, assuming termination on December 31, 2009. In the following table, unless indicated otherwise, all equity is listed at its dollar value as of December 31, 2009, based on the closing sale price of our common stock on that date. Options are shown at intrinsic value, which represents the difference between the exercise price of the option and the stock price on December 31, 2009.

	Type of Termination
		Involuntary
	Change in	Termination
	Control Not	Within 24 Months		Involuntary	Other
	Followed by	Following a		Termination	Involuntary	Involuntary
	Employment	Change in	Voluntary	Under	Termination	Termination
Name	Termination	Control	Termination	Severance Plan	Not for Cause	for Cause

Andrew S. Duff
Severance(1)	—	—	—	$400,000	—	—
Restricted Stock(2)(3)	$2,888,050	$2,888,050	$2,888,050	$2,888,050	$2,888,050	—
Stock Options(2)(3)	$534,232	$534,232	$534,232	$228,174	$228,174	—
Annual Incentive Award(2)	Indeterminable	—	—	—	—	—
Non-Qualified Retirement Plan(4)	$485,656	$485,656	$485,656	$485,656	$485,656	—
Debbra L. Schoneman
Severance(1)	—	—	—	$171,229	—	—
Restricted Stock(2)(3)	$371,933	$371,933	$371,933	$371,933	$371,933	—
Stock Options(2)(3)	$4,792	$4,792	$4,792	$4,792	$4,792	—
Annual Incentive Award(2)	Indeterminable	—	—	—	—	—
Non-Qualified Retirement Plan(4)	$16,442	$16,442	$16,442	$16,442	$16,442	—
Thomas P. Schnettler
Severance(1)	—	—	—	$272,090	—	—
Restricted Stock(2)(3)	$2,351,503	$2,351,503	$2,351,503	$2,351,503	$2,351,503	—
Stock Options(2)(3)	$429,376	$429,376	$429,376	$165,929	$165,929	—
Annual Incentive Award(2)	Indeterminable	—	—	—	—	—
Non-Qualified Retirement Plan(4)	$781,846	$781,846	$781,846	$781,846	$781,846	—
Second Century Deferred Compensation Plans(5)	—	Indeterminable	Indeterminable	Indeterminable	Indeterminable	—
Jon W. Salveson
Severance(1)	—	—	—	$141,494	—	—
Restricted Stock(2)(3)	$2,080,952	$2,080,952	$2,080,952	$2,080,952	$2,080,952	—
Stock Options(2)(3)	$366,431	$366,431	$366,431	$135,885	$135,885	—
Annual Incentive Award(2)	Indeterminable	—	—	—	—	—
Non-Qualified Retirement Plan(4)	$449,440	$449,440	$449,440	$449,440	$449,440	—
Second Century Deferred Compensation Plans(5)	—	Indeterminable	Indeterminable	Indeterminable	Indeterminable	—
M. Brad Winges
Severance(1)	—	—	—	$123,464	—	—
Restricted Stock(2)(3)	$950,810	$950,810	$950,810	$950,810	$950,810	—
Stock Options(2)(3)	$9,505	$9,505	$9,505	$9,505	$9,505	—
Annual Incentive Award(3)	Indeterminable	—	—	—	—	—
Non-Qualified Retirement Plan(4)	$52,910	$52,910	$52,910	$52,910	$52,910	—

(1)	Under our Severance Plan, employees may be eligible for severance payments in the event of employment termination by us due to a facility closure, permanent work-force reduction, organizational change that eliminates the employee’s position, or similar event as determined by the company. The named executive officers participate in the Severance Plan on the same basis as all other employees. The amount in the table reflects salary continuation payments calculated in accordance with the provisions of the plan, except that salary continuation payments under the plan are capped at $490,000. Also under this plan, the named executive officers would be entitled to continue to participate in our health and welfare benefits programs at employee rates during the severance period.

(2)	Under our Incentive Plan, in the event of a change in control of Piper Jaffray, regardless of whether an employee’s employment is terminated, all outstanding stock options will become fully vested and exercisable, all outstanding restricted stock (other than the long-term, performance-based (ROE) equity awards that were granted to the Leadership Team) will vest and all restrictions on the restricted stock will lapse. Under the applicable award agreements for the long-term, performance-based (ROE) restricted stock awards, 20% of the award will vest if a change in control occurs between April 30, 2009 and April 30, 2010 and an additional 20% will vest in each subsequent year if a change in control occurs during that year. With respect to annual performance awards, including the qualified performance-based awards granted under the annual incentive program for the Leadership Team, the award will be considered to be earned and payable in full, and such performance awards will be settled in cash or shares, as determined by the Compensation Committee, as promptly as practicable.

(3)	Under the applicable award agreements, stock options granted since 2007 and all of the restricted stock awards (other than the long-term, performance-based awards that were granted to the Leadership Team) will continue to vest following a termination of employment so long as the termination was not for cause and the employee does not violate certain post-termination restrictions. The long-term, performance-based restricted stock awards will be forfeited following a voluntary termination of employment, other involuntary termination not for cause, or involuntary termination for cause, but not in the event of an involuntary termination under the Severance Plan so long as the employee complies with the terms of the applicable severance agreement. The stock options granted prior to 2007 will continue to vest upon a qualifying retirement, and vesting of these stock option awards and all the restricted stock awards will accelerate in the event of termination due to death or disability. The restricted stock (including the long-term, performance-based awards that were granted to the Leadership Team) and stock option awards granted since 2007 will continue to vest following a termination of employment under the Severance Plan. Under the terms of the stock option awards granted prior to 2007, vested stock options may be exercised only while the optionee remains employed by us, except that vested options may be exercised for 90 days after termination of employment for a reason other than death, disability, qualifying retirement or termination for cause, and may be exercised for up to three years following a termination due to death or disability. A qualifying retirement means any termination of employment when an optionee is age 55 or older and has at least five years of service with us. If an optionee meets these requirements at the time of termination and the termination is not for cause, the options granted prior to 2007 will continue to vest and may be exercised for the full term of the option. As of December 31, 2009, none of the named executive officers met the requirements for a qualifying retirement. The amounts in the table reflect these terms and conditions and assume compliance with any post-termination vesting requirements that are within the named executive officers’ control.

(4)	The amounts reflect account balances under the Non-Qualified Retirement Plan as of December 31, 2009. Under this plan, employees are entitled to receive their account balances following a termination of employment for any reason other than cause. As discussed in “Compensation Discussion and Analysis” above, the Compensation Committee approved the termination of this plan in November 2009 and all balances as of December 31, 2009 will be paid to plan participants in March 2010.

(5)	The amounts shown reflect potential payouts under the Second Century 1998 Plan and the Second Century 2000 Plan. Under these plans, participants were granted one or more deferred awards, which were deemed invested in certain measuring investments. Following a liquidity event (as defined in the plan) for a particular measuring investment, the participant receives a benefit payment based on the deemed return to the participant with respect to the measuring investment as well as payment of that portion of the participant’s account that was deemed invested. Participants may continue to receive payments under the plans until a liquidity or bankruptcy event has occurred with respect to each measuring investment in which deferred awards are deemed to be invested. Individuals remain entitled to receive full benefits under these plans following a termination of employment, so long as the individual does not violate certain post-termination restrictions and is not terminated for cause (under the 2000 plan) or as the result of an act of gross misconduct (under the 1998 plan). If the employee fails to comply with these provisions, under the 1998 plan the employee will lose his benefits, and under the 2000 plan the participant will receive the amount originally deferred with interest at 6.5% per annum. The benefits that would be payable under these plans in every event other than a termination for cause are indeterminable because they are based on the value to investors of liquidity events, the timing and value of which are not ascertainable in advance. The following is a table of deferred awards for the 1998 Plan and 2000 Plan.

							Deferred Award
							Amounts under
	Deferred Award Amounts Under 1998 Plan						2000 Plan
Name	($)						($)

Thomas P. Schnettler	1996	$250,000	1997	$125,000	1998	$75,000	2000	$100,000
Jon W. Salveson	1996	$25,000	1997	$50,000	1998	$25,000		—

Outstanding Equity Awards

The following table summarizes, as of December 31, 2009, the number of shares of our common stock to be issued upon exercise of outstanding options granted under our Amended and Restated 2003 Annual and Long-Term Incentive Plan, the only equity plan of the company as of December 31, 2009. The table also includes the weighted-average exercise price of options and the number of shares remaining available for future issuance under the plan for all awards.

Number of Shares
	Number of Shares to		Remaining Available
	be Issued Upon	Weighted-Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Shares in
Plan Category	and Rights	and Rights	First Column)

Equity compensation plans approved by shareholders	538,804	$44.50	1,913,273 (1)
Equity compensation plans not approved by shareholders	None	N/A	None

(1)	Based on the 7,000,000 shares currently authorized for issuance under the plan. In addition to the 538,804 shares to be issued upon the exercise of outstanding options to purchase our common stock, 3,512,749 shares of restricted stock issued under the plan were outstanding as of December 31, 2009. All of the shares available for future issuance under the plan as of December 31, 2009 may be granted in the form of restricted stock, restricted stock units, options or another equity-based award authorized under the plan.

SECURITY OWNERSHIP

Stock Ownership Guidelines

We believe it is important for our directors and executive officers to maintain a meaningful equity interest in our company, to ensure that their interests are aligned with the interests of our shareholders. Our Board of Directors has adopted stock ownership guidelines to establish its minimum expectations for our directors and executive officers with respect to this equity stake. As discussed above in the Compensation Discussion and Analysis, our executive officers are subject to stock ownership guidelines that provide for equity ownership in an amount having a market value ranging from two to seven times the individual’s annual base salary, depending upon the individual’s position, to be achieved within five years of the date the individual became subject to the guidelines. Both common stock and restricted stock count towards these guidelines. The table below under “Beneficial Ownership of Directors, Nominees and Executive Officers” shows how many shares of stock were owned as of March 9, 2010, by each of our named executive officers for purposes of measuring compliance with the guidelines. As of January 4, 2010, all of the named executive officers met the guidelines based on 2009 salary levels and the date of their appointment to the Leadership Team.

Our Board increased stock ownership guidelines applicable to non-employee directors in 2007 to provide for equity ownership by our non-employee directors in an amount equal to four times the director’s annual cash retainer, to be achieved within four years after the director’s initial election to the Board, except that non-employee directors elected prior to January 31, 2007 have a total of five years to achieve these ownership levels. Accordingly, each of our current non-employee directors other than Ms. Gambale, Ms. Polsky and Mr. Volpi has five years to achieve these ownership levels. Both common stock and phantom stock (acquired through deferral of cash or stock under our Deferred Compensation Plan for Non-Employee Directors) are counted towards these ownership guidelines. As of January 4, 2010, all of the non-employee directors met the guidelines based on the 2010 annual retainer and the date of their election to the Board.

Beneficial Ownership of Directors, Nominees and Executive Officers

The following table shows how many shares of our common stock were beneficially owned as of March 9, 2010 (except with respect to ownership in the Piper Jaffray Companies Retirement Plan, which is reported as of December 31, 2009) by each of our directors, director nominees and executive officers named in the Summary Compensation Table contained in this proxy statement, and by all of our directors and executive officers as a group. The table also includes the number of shares of phantom stock that were deemed owned as of March 9, 2010 by each of our non-employee directors. Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares owned by them.

			Phantom Shares
	Shares of		Counted Towards
	Piper Jaffray		Director Stock
Name of Beneficial Owner	Common Stock*		Ownership Guidelines**

Andrew S. Duff	240,640	(1)	—
Michael R. Francis	14,880	(2)	3,904
Virginia Gambale	—		1,460
B. Kristine Johnson	17,410	(3)	1,743
Addison L. Piper	22,638	(4)	1,743
Lisa K. Polsky	7,500	(5)	7,628
Jon W. Salveson	149,383	(6)	—
Thomas P. Schnettler	184,523	(7)	—
Debbra L. Schoneman	34,061	(8)	—
Frank L. Sims	20,380	(9)	3,000
Jean M. Taylor	6,463	(10)	5,121
Michele Volpi	1,282	(11)	—
M. Brad Winges	60,884	(12)	—
All directors, director nominees, named executive officers and other executive officers as a group (19 persons)	1,580,058	(13)	24,599

*	None of the individual beneficial owners identified in this table owns more than 1% of Piper Jaffray common stock outstanding as of March 9, 2010 with the exception of Mr. Duff who beneficially owns

1.15%. As a group, our directors, director nominees and executive officers hold 7.54% of Piper Jaffray common stock as of March 9, 2010. The holders of restricted stock identified in the footnotes below have no investment power with respect to the restricted stock.

**	The directors have no voting or investment power with respect to the shares of phantom stock. All shares of phantom stock have been deferred pursuant to the Deferred Compensation Plan for Non-Employee Directors, as described above under “Compensation Program for Non-Employee Directors.”

(1)	Includes 19,145 shares of restricted stock that vest in full on February 15, 2011, 26,979 shares of restricted stock that vest in full on February 16, 2013, 78,314 shares of restricted stock that will vest if the company meets a performance target of return on adjusted common equity of 11% over a twelve-month period, 62,073 shares of common stock held directly, 10 shares of common stock held by his two minor children, 1,721 shares of common stock held in the Piper Jaffray Companies Retirement Plan, and 52,398 shares of common stock covered by options that are currently exercisable.

(2)	Includes 3,000 shares of common stock held directly and 11,880 shares of common stock covered by options that are currently exercisable.

(3)	Includes 1,200 shares of common stock held in an individual retirement account, 4,330 shares of common stock held in a family trust, and 11,880 shares of common stock covered by options that are currently exercisable.

(4)	Includes 9,797 shares of common stock held directly, 177 shares of common stock held in the Piper Jaffray Companies Retirement Plan, 1,000 shares of common stock held in an individual retirement account, and 11,614 shares of common stock covered by options that are currently exercisable. The amount for Mr. Piper also includes 50 shares of common stock held by Mr. Piper’s spouse, as to which he disclaims beneficial ownership because he does not have voting or dispositive power over the shares.

(5)	All shares beneficially owned by Ms. Polsky are held directly.

(6)	Includes 14,421 shares of restricted stock that vest in full on February 15, 2011, 15,429 shares of restricted stock that vest in full on February 16, 2013, 54,217 shares of restricted stock that will vest if the company meets a performance target of return on adjusted common equity of 11% over a twelve-month period, 41,377 shares of common stock held directly, 703 shares of common stock held in the Piper Jaffray Companies Retirement Plan, and 23,236 shares of common stock covered by options that are currently exercisable.

(7)	Includes 16,479 shares of restricted stock that vest in full on February 15, 2011, 21,246 shares of restricted stock that vest in full on February 16, 2013, 66,266 shares of restricted stock that will vest if the company meets a performance target of return on adjusted common equity of 11% over a twelve-month period, 50,706 shares of common stock held directly, 703 shares of common stock held in the Piper Jaffray Companies Retirement Plan, and 29,123 shares of common stock covered by options that are currently exercisable.

(8)	Includes 4,721 shares of restricted stock that vest in full on February 16, 2013, 4,722 shares of restricted stock that vest in full on February 16, 2013, 1,922 shares of restricted stock that vest in full on February 15, 2011, 24,390 shares of restricted stock that will vest if the company meets a performance target of return on adjusted common equity of 11% over a twelve-month period, 1,548 shares of common stock held directly, 1 share of common stock held by her spouse, 703 shares of common stock held in the Piper Jaffray Companies Retirement Plan, and 775 shares of common stock covered by options that are currently exercisable.

(9)	Includes 8,500 shares of common stock held directly and 11,880 shares of common stock covered by options that are currently exercisable.

(10)	Includes 500 shares of common stock held directly and 5,963 shares of common stock covered by options that are currently exercisable.

(11)	All shares beneficially owned by Mr. Volpi are held directly.

(12)	Includes 8,254 shares of restricted stock that vest in full on February 15, 2011, 2,803 shares of restricted stock that will vest in full on February 17, 2012, 15,935 shares of restricted stock that vest in full on

February 16, 2013, 24,390 shares of restricted stock that will vest if the company meets a performance target of return on adjusted common equity of 11% over a twelve-month period, 4,335 shares of common stock held directly, 3,625 shares of common stock held in the Piper Jaffray Companies Retirement Plan, and 1,542 shares of common stock covered by options that are currently exercisable.

(13)	Includes 88,367 shares of restricted stock that vest in full on February 15, 2011, 2,803 shares of restricted stock that will vest in full on February 17, 2012, 133,385 shares of restricted stock that vest in full on February 16, 2013, 386,134 shares of restricted stock that will vest if the company meets a performance target of return on adjusted common equity of 11% over a twelve-month period, 10,231 shares of common stock held in the Piper Jaffray Companies Retirement Plan, 763,554 shares of common stock held directly, by family members, by family trusts or by a retirement or profit-sharing plan or account other than the Piper Jaffray Companies Retirement Plan, and 195,584 shares covered by options that are currently exercisable.

Beneficial Owners of More than Five Percent of Our Common Stock

Based on filings made under Section 13(g) of the Securities Exchange Act of 1934 as of March 9, 2010, the persons known by us to be beneficial owners of more than 5% of our common stock were as follows:

	Shares of
	Piper Jaffray
Name of Beneficial Owner	Common Stock	Percent of Class

BlackRock, Inc.	1,640,890(1)	8.41%
40 East 52nd Street New York, NY 10022
T. Rowe Price Associates, Inc.	1,338,385(2)	6.80%
100 E. Pratt Street Baltimore, MD 21202

(1)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010, 2010 by BlackRock, Inc. On December 1, 2009, BlackRock completed its acquisition of Barclays Global Investors, N.A. and amounts previously included in Schedule 13G filings by Barclays Global Investors are included with reported amounts for BlackRock. BlackRock reported sole voting and dispositive power with respect to all 1,640,890 shares reported in the table.

(2)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010 by T. Rowe Price Associates, Inc. T. Rowe Price Associates reported that it has sole voting power as to 288,120 shares and sole dispositive power as to 1,338,385 shares. T. Rowe Price Associates serves as investment advisor to certain individual and institutional clients holding the shares listed above, and as an investment advisor may be deemed to have beneficial ownership of the shares owned by its advisory clients. T. Rowe Price Associates disclaims beneficial ownership of these shares. T. Rowe Price Associates, Inc. is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership with the Securities and Exchange Commission. Based on our knowledge and on written representations from our executive officers and directors, we believe that all Section 16(a) filing and disclosure requirements applicable to our executive officers and directors for 2009 have been satisfied, except for a late report with respect to Mr. Winges’ annual equity grant of 2,803 shares on February 17, 2009. This equity grant was subsequently reported on a Form 5 promptly after being discovered in February 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non-employee directors, is responsible for establishing and administering our policies involving the compensation of our executive officers. No employee of the company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the Securities and Exchange Commission.

Transactions with Related Persons

From time to time in the ordinary course of business, Piper Jaffray, through our subsidiaries, engages in transactions with other corporations or entities whose executive officers or directors also are directors or executive officers of Piper Jaffray or have an affiliation with our directors or executive officers. Such transactions are conducted on an arm’s-length basis and may not come to the attention of our directors or executive officers or those of the other corporations or entities involved. In addition, from time to time our executive officers and directors and their affiliates may engage in transactions in the ordinary course of business involving goods and services provided by Piper Jaffray, such as investment and financial advisory services. With respect to our executive officers and employee directors, such goods and services are provided on terms comparable to those extended to employees of our company generally. With respect to our non-employee directors and their affiliates, such goods and services are provided on substantially the same terms as those prevailing at the time for comparable transactions with non-employees.

T. Rowe Price Associates, Inc. acts as investment advisor to client accounts that own greater than 5% of the outstanding shares of our common stock, and we received institutional brokerage revenue of approximately $1.38 million from transactions placed by T. Rowe Price Associates, Inc. on behalf of client accounts during 2009. Client accounts managed by BlackRock, Inc. and its affiliates own greater than 5% of the shares of our common stock and we received institutional brokerage revenue of approximately $4.13 million from transactions involving BlackRock, Inc. and its affiliates during 2009. We also paid approximately $795,000 to Faegre & Benson LLP for legal services provided to us and our subsidiaries in 2009. The spouse of James L. Chosy, our general counsel and secretary, is of counsel with Faegre & Benson, but she has not personally provided any legal services to us or our subsidiaries. From time to time, certain of our directors, executive officers and other employees who are accredited investors may invest their personal funds directly in funds managed by Piper Jaffray, through our subsidiaries, on the same terms and with the same conditions as the other investors in these funds.

Review and Approval of Transactions with Related Persons

To minimize actual and perceived conflicts of interests, our Board of Directors has adopted a written policy governing our company’s transactions where the aggregate amount involved is reasonably expected to exceed $120,000 and any of the following persons has or may have a direct or indirect interest: (a) our executive officers or directors (including nominees), (b) shareholders who own more than 5% of our common stock, (c) immediate family members of any executive officer or director, and (d) the primary business affiliation of any person described in (a), (b) or (c). Unless exempted from the policy, related person transactions must be submitted for review by our Nominating and Governance Committee. The Nominating and Governance Committee considers the available, relevant facts and circumstances and will approve or ratify only those related person transactions that it determines are in, or are not inconsistent with, the best interests of our company and its shareholders. The chairperson of the Nominating and Governance Committee may approve and ratify transactions if it is not practicable to wait until the next committee meeting, but the chairperson is required to report to the committee at its next meeting any approval or ratification pursuant to this delegated authority. The Board of Directors also may exercise the powers and duties of the Nominating and Governance Committee under our policy governing related person transactions. Certain transactions that would not be required to be disclosed under applicable rules and regulations of the Securities and Exchange Commission are exempted from the definition of related person transactions under our policy.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

Audit Committee Report

The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of Piper Jaffray Companies for the year ended December 31, 2009 were audited by Ernst & Young LLP, independent auditor for the company.

As part of its activities, the Committee has:

1.	Reviewed and discussed with management and the independent auditor the company’s audited financial statements;

2.	Discussed with the independent auditor the matters required to be communicated under Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

3.	Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

Management is responsible for the company’s system of internal controls and financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon. Our Committee’s responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the consolidated financial statements, and relying thereon, we have recommended to the Board of Directors of Piper Jaffray Companies the inclusion of the audited consolidated financial statements in Piper Jaffray’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of Piper Jaffray Companies
Frank L. Sims, Chairperson
Virginia Gambale
Lisa K. Polsky

Auditor Fees

Ernst & Young LLP served as our independent auditor for 2009 and 2008. The following table presents fees for professional audit services for the audit of our annual consolidated financial statements for 2009 and 2008, as well as fees for the review of our interim consolidated financial statements for each quarter in 2009 and 2008 and for all other services performed for 2009 and 2008 by Ernst & Young LLP.

	2009	2008

Audit Fees	$860,400	$1,004,300
Audit-Related Fees(1)	45,000	108,950
Tax Fees	0	0
All Other Fees(2)	8,895	15,615

Total	800,000	1,128,865

(1)	Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Specifically, the services provided for 2009 and 2008 included services relating to IRA Keogh agreed-upon procedures, employee benefit plan audits and the issuance of an independent auditor’s report on controls placed in operation and tests of operating effectiveness.

(2)	For all other fees in 2009 and 2008, services consist of capital markets accounting consultations.

Auditor Services Pre-Approval Policy

The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee’s practice is to approve annually all audit, audit-related and permissible non-audit services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which has delegated authority to grant such pre-approvals during the year to the chairperson of the Audit Committee. Any pre-approvals granted pursuant to this delegated authority are reported to the Audit Committee at its next regular meeting.

Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence. On May 6, 2009, the Audit Committee pre-approved certain services to be provided by our independent auditor relating to engagements occurring on or after that date. On November 4, 2009 and February 24, 2010, the Audit Committee supplemented this pre-approval by pre-approving additional services related to 2009.

ITEM 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee of our Board of Directors has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2010. While it is not required to do so, our Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of our shareholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies and our subsidiaries for the year ending December 31, 2010. Proxies will be voted FOR ratification of this selection unless otherwise specified.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

In order for a shareholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2011 annual meeting of shareholders, the written proposal must be received at our principal executive offices on or before November 15, 2010. The proposal should be addressed to Piper Jaffray Companies, Attention: James L. Chosy, Secretary, 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, Minnesota 55402. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In accordance with our bylaws, in order to be properly brought before the 2011 annual meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the Securities and Exchange Commission) must be received no earlier than January 5, 2011, and no later than February 4, 2011.

HOUSEHOLDING

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We household our proxy materials and annual reports for shareholders, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing or by telephone at Piper Jaffray Companies, Attention: Investor Relations, 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, Minnesota 55402, (612) 303-6277. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies above will vote as they deem in the best interests of Piper Jaffray.

James L. Chosy
Secretary

Dated: March 17, 2010

LOCATION OF PIPER JAFFRAY COMPANIES ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 5, 2010, at 2:30 p.m.
The Huber Room in our Minneapolis Headquarters
12th Floor, U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, MN 55402

Target Center
1st Ave. N.
Hennepin Ave.
Washington Ave.
11th Street N.
12th St. N.
Marquette Ave.
4th Street S.
Nicollet Mall
7th Street S.
8th Street S.
9th Street S.
5th Ave. S.
11th Street S.
12th Street S.
Chicago Avenue S.
Hubert H. Humphrey Metrodome
Minneapolis Convention Center
LaSalle Ave.
8th St. South
9th St. South
Nicollet Mall

N
MPLS.
ST. PAUL
INT'L AIRPORT

PARKING: Recommended in the U.S. Bancorp Center Public Parking on LaSalle Avenue. The entrance is on LaSalle Avenue between 8th and 9th streets.

FROM THE NORTH:
Take I-94 South/East to 4th Street exit. Continue straight onto 4th Street North. Turn right onto 1st Avenue North. Turn left onto 8th Street North. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your left.

FROM THE SOUTH (AIRPORT):
Take I-494 West from the Minneapolis Airport. Take the I-35 North exit and go north on 1-35 towards DOWNTOWN EXITS. Take the 5th Avenue South exit. Turn left onto 9th Street South. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your right.

FROM THE EAST:
Take I-94 West towards Minneapolis. Take the 11th Street South exit.
Turn slight left to take the 11th Street South ramp. Turn slight left onto 11th Street South. Turn right onto LaSalle. Follow LaSalle Avenue for 2.5 blocks and U.S. Bancorp Center Public Parking will be on your right.

FROM THE WEST:
Take I-394 East towards Minneapolis. Take the 12th Street North exit.
Turn slight right onto 12th Street North. Turn left onto Hennepin Avenue. Turn right onto 8th Street South. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your left.

Beneficial owners of common stock held in street name by a broker, bank, trust or other nominee may need proof of ownership to be admitted to the meeting. A brokerage statement or letter from the broker, bank, trust or other nominee are examples of proof of ownership.

ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 5, 2010
2:30 p.m. (Central Daylight Time)
Piper Jaffray Companies
The Huber Room in our Minneapolis Headquarters
12th Floor, U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, MN 55402
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.piperjaffray.com/proxymaterials.

M21619-P89002

PIPER JAFFRAY COMPANIES
PROXY FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I appoint James L. Chosy and Debbra L. Schoneman, together and separately, as proxies, to vote all shares of common stock that I have power to vote at the annual meeting of shareholders to be held on May 5, 2010 in Minneapolis, Minnesota, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion, to vote upon such other business as may properly come before the meeting and they may name others to take their place.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

800 NICOLLET MALL, SUITE 800
MAIL STOP J09N05
MINNEAPOLIS, MN 55402
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on Tuesday, May 4, 2010. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Piper Jaffray Companies in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on Tuesday, May 4, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M21618-P89002	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PIPER JAFFRAY COMPANIES	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark "For All Except" and write the
number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:	☐	☐	☐

1.	Election of Directors: Nominees:
01)	Andrew S. Duff	06)	Lisa K. Polsky

02)	Michael R. Francis	07)	Frank L. Sims

03)	Virginia Gambale	08)	Jean M. Taylor

04)	B. Kristine Johnson	09)	Michele Volpi

05)	Addison L. Piper

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Ratification of the selection of Ernst & Young, LLP as the independent auditor for the year ending December 31, 2010.	☐	☐	☐
 NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
 For address changes and/or comments, please check this box and                                    ☐
 write them on the back where indicated.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

[E-mail notice regarding electronic delivery of proxy materials sent by Broadridge Financial Solutions to Piper Jaffray Companies employee-shareholders and to non-employee shareholders who have elected to receive proxy materials by electronic delivery]
PROXYVOTE.COM
You are receiving this e-mail because you are either an employee-shareholder of Piper Jaffray Companies, with access to company e-mail, or you are a non-employee shareholder who previously elected to receive your proxy card and other proxy materials by electronic delivery. You will not receive a proxy card or other proxy materials by mail. Instead, this e-mail contains instructions on how to access the 2009 Annual Report to Shareholders and the 2010 Proxy Statement for Piper Jaffray Companies and how to vote shares via the Internet.
Please read the instructions carefully before proceeding.
Important Notice Regarding the Availability of Proxy Materials
This is a NOTIFICATION of the:
Piper Jaffray Companies 2010 Annual Meeting of Shareholders
RECORD DATE: March 9, 2010
MEETING DATE: May 5, 2010
CUSIP NUMBER:
CONTROL NUMBER:
This e-mail represents all shares in the following account(s):
Please review the Piper Jaffray Companies 2009 Annual Report to Shareholders and 2010 Proxy Statement before voting. The Proxy Statement discusses the proposals to be voted on, information about the annual meeting and voting, and other information about the company. You can view the Piper Jaffray Companies 2009 Annual Report to Shareholders and 2010 Proxy Statement and enter your voting instructions at the following site. If your browser supports secure transactions you will be automatically directed to a secure site.
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Notice of Proxy Statement
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